UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 2)

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	September 4, 2013

Enerpulse Technologies, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-54092	27-2969241
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2451 Alamo Ave SE Albuquerque, New Mexico 87106
(Address of principal executive offices) (zip code)

Registrant’s telephone number, including area code:	(505) 842-5201

L2 Medical Development Company
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Cautionary Notice Regarding Forward-Looking Statements

This Current Report on Form 8-K (“Form 8-K”) and other reports filed by the Registrant from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain or may contain forward-looking statements and information that are based upon beliefs of, and information currently available to, the Registrant’s management as well as estimates and assumptions made by the Registrant’s management. When used in the filings the words “anticipate,” “believe,” “estimate,” “expect,” “future,” “intend,” “plan” or the negative of these terms and similar expressions as they relate to the Registrant or the Registrant’s management identify forward-looking statements. Such statements reflect the current view of the Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors (including the risks contained in the section of this report entitled “Risk Factors”) relating to the Registrant’s industry, the Registrant’s operations and results of operations and any businesses that may be acquired by the Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although the Registrant believes that the expectations reflected in the forward-looking statements are reasonable, the Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, the Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results. The following discussion should be read in conjunction with the Registrant’s financial statements and pro forma financial statements and the related notes filed with this Form 8-K.

Unless otherwise indicated, in this Form 8-K, references to “we,” “our,” “us,” the “Company” or the “Registrant” refer to L2 Medical Development Company, a Nevada corporation, and its wholly-owned subsidiary Enerpulse, Inc., a Delaware corporation.

SECTION 2 - FINANCIAL INFORMATION

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The Merger

On September 4, 2013, we entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Enerpulse Inc., a Delaware corporation (“Enerpulse”), and Enerpulse Merger Sub, Inc., a Delaware corporation and our wholly-owned subsidiary formed for the purpose of the transaction (“Merger Sub”). The Merger Agreement provided for the merger of Merger Sub with and into Enerpulse (the “Merger”), with Enerpulse surviving the Merger as our wholly owned subsidiary, upon the terms and subject to the conditions set forth in the Merger Agreement.

On September 4, 2013, following the satisfaction or waiver of the conditions set forth in and otherwise in accordance with the terms of the Merger Agreement, the Merger was consummated and Merger Sub merged with and into Enerpulse. As a result of the closing of the Merger, we have abandoned our prior business plan and we are now pursuing the operations of Enerpulse, which has developed and commercialized a capacitor-based Precise Combustion Ignition (PCI) technology.

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The Merger Agreement includes customary representations, warranties and covenants made by us, Merger Sub and Enerpulse as of specific dates. The assertions embodied in those representations and warranties were made solely for purposes of the Merger Agreement and are not intended to provide factual, business, or financial information about us, Merger Sub and Enerpulse. Moreover, some of those representations and warranties (i) may not be accurate or complete as of any specified date, (ii) may be subject to a contractual standard of materiality different from those generally applicable to shareholders or different from what a shareholder might view as material, (iii) may have been used for purposes of allocating risk among us, Merger Sub and Enerpulse, rather than establishing matters as facts, and/or (iv) may have been qualified by certain disclosures not reflected in the Merger Agreement that were made to the other party in connection with the negotiation of the Merger Agreement and generally were solely for the benefit of the parties to the Merger Agreement. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding us and our business that has been, is or will be contained in, or incorporated by reference into, the Forms 10-K, Forms 10-Q, Forms 8-K, and other documents that we file with the Securities and Exchange Commission (the “SEC”). The description of the Merger Agreement set forth herein is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed as Exhibit 2.1 hereto and is incorporated by reference into this Item 2.01.

Post-Merger Company Ownership

As set forth in the Merger Agreement, upon the closing of the Merger, all of the issued and outstanding capital stock of Enerpulse was cancelled automatically and the holders thereof became entitled to receive an aggregate of 9,931,628 shares of the Company’s common stock (including shares of the Company’s common stock reserved for issuance upon exercise of warrants and options). That number of shares was negotiated and agreed to by the Company and Enerpulse prior to entering into the Merger Agreement.

On September 4, 2013, Matthew C. Lipton, one of our former officers and shareholders, surrendered 9,500,000 shares of our common stock for cancellation.  As such, immediately prior to the Merger and after giving effect to the foregoing cancellation, the Company had 530,612 shares of common stock issued and outstanding. Immediately after the Merger, the Company had 8,177,393 shares of common stock issued and outstanding.

Upon the closing of the Merger, the former shareholders of Enerpulse are entitled to receive 0.099439 shares of our common stock for each share of common stock of Enerpulse held by them immediately prior to the closing of the Merger. After giving effect to the closing of the Merger, the securities of the Company (on a fully diluted basis) are owned as follows:

•	Former common shareholders of Enerpulse hold 574,759 shares of the Company’s common stock, or approximately 4.7% of the Company on a fully diluted basis;

•	Former holders of Series A preferred shares of Enerpulse hold 663,969 shares of the Company’s common stock, or approximately 5.4% of the Company on a fully diluted basis;

•	Former holders of Series B preferred shares of Enerpulse hold 3,725,670 shares of the Company’s common stock, or approximately 35.1% of the Company on a fully diluted basis;

•	Former holders of Series C preferred shares of Enerpulse hold 962,258 shares of the Company’s common stock, or approximately 7.8% of the Company on a fully diluted basis;

•	Former holders of Series C-2 preferred shares of Enerpulse hold 131,287 shares of the Company’s common stock, or approximately 1.1% of the Company on a fully diluted basis;

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•	Former holders of Series D-1 preferred shares of Enerpulse hold 1,588,838 shares of the Company’s common stock, or approximately 12.9% of the Company on a fully diluted basis;

•	1,745,638 shares of the Company’s common stock are initially reserved for issuance to the holders of warrants issued by Enerpulse prior to the Merger (which warrants may be exchanged for warrants of the Company after closing of the Merger), representing approximately 16.4% of the Company on a fully diluted basis; and

•	539,209 shares of the Company’s common stock are initially reserved for issuance to employees, directors and consultants under the 2013 L2 Medical Development Company Stock Incentive Plan (the “Plan”), representing approximately 5.1% of the Company on a fully diluted basis.

In addition to the amount of shares issued or issuable to the former Enerpulse stockholders as described above, the following shares of the Company’s stock are also issuable pursuant to convertible securities:

•	87,500 shares of the Company’s common stock are issuable to Freepoint Commerce Marketing LLC, or Freepoint, upon exercise of a warrant issued by Enerpulse to Freepoint prior to the Merger, representing approximately 0.8% of the Company on a fully diluted basis; and

•	150,000 shares of the Company’s common stock are issuable upon conversion of a warrant issued by Enerpulse to Roth Capital Partners, LLC in connection with the consummation of the Merger, representing approximately 1.4% of the Company on a fully diluted basis.

On September 5, 2013, Freepoint converted a convertible note issued by Enerpulse to Freepoint prior to the Merger. Following conversion of the note, Freepoint holds 686,275 shares of the Company’s common stock, representing approximately 6.0% on a fully-diluted basis.

Accounting Treatment of the Merger

For financial reporting purposes, the Merger represents a “reverse merger” rather than a business combination and Enerpulse is deemed to be the accounting acquirer in the transaction. Consequently, the assets and liabilities and the historical operations that will be reflected in the Company’s future financial statements will be those of Enerpulse. The Company’s assets, liabilities and results of operations will be consolidated with the assets, liabilities and results of operations of Enerpulse after consummation of the Merger, and the historical financial statements of the Company before the Merger will be replaced with the historical financial statements of Enerpulse before the Merger in all future filings with the SEC.

Form 10 Information

Prior to the Merger, we were a public reporting “shell company,” as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder (“Exchange Act”). Accordingly, pursuant to the requirements of Item 2.01(f) of Form 8-K, set forth below is the information that would be required if we were filing a general form for registration of securities on Form 10 under the Exchange Act for our common stock, which is the only class of our securities subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act upon consummation of the Merger.

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Change in Management

In connection with the Merger and as contemplated by the Merger Agreement, at the effective time of the Merger, Michael C. Hammons was appointed to the Registrant’s Board of Directors.

In connection with the Merger and as contemplated by the Merger Agreement, at the effective time of the Merger, Matthew C. Lipton, our sole director, submitted his resignation letter pursuant to which he resigned immediately from all offices of the Registrant that he holds and from his position as our director effective ten days following our filing of a Schedule 14F-1 with the SEC and mailing the Schedule 14F-1 to our registered stockholders. This departure was as contemplated by the Merger Agreement and not as a result of any disagreements with the Registrant on any matter relating to the Registrant’s operations, policies, or practices.

On September 4, 2013, immediately after the effective time of the Merger, the Board appointed Joseph E. Gonnella as Chief Executive Officer, Louis S. Camilli as President, Secretary and Chief Technology Officer, Bryan C. Templeton as Chief Financial Officer and Treasurer, John R. Novak as Vice President of OEM Sales and Stephen F. Smith as Vice President of Manufacturing and Operations.

Additional information regarding the officers and directors listed above is contained below in “Directors and Officers”.

DESCRIPTION OF BUSINESS

Except as otherwise indicated by context, references to “we,” “us” or “our” hereinafter in this Form 8-K are to the business of Enerpulse, except that references to “our common stock,” “our shares of common stock” or “our capital stock” or similar terms shall refer to the common stock of the Registrant.

Background and Corporate Overview

Enerpulse

Enerpulse was originally incorporated on May 29, 1998 under the name Combustion Technology Products, Corp. under the laws of the State of New Mexico. On January 20, 2004, Combustion Technology Products, Corp. changed its name to Enerpulse, Inc., merged with Enerpulse, Inc. a Delaware corporation, and became a Delaware corporation.

L2 Medical Development Company

The Registrant was incorporated in the State of Nevada on May 3, 2010, under the name “SMSA Katy Acquisition Corp.,” to effect the reincorporation of Senior Management Services of Katy, Inc., a Texas corporation, or SMSA Katy, from Texas to Nevada (which was completed by a merger of Senior Management Services of Katy, Inc. into SMSA Katy on May 12, 2010) as part of the implementation of a Chapter 11 reorganization plan of SMSA Katy and its affiliated companies, or the SMS Companies, which filed a petition for Chapter 11 reorganization on January 17, 2007. During the three years prior to filing the reorganization petition, the SMS Companies operated a chain of skilled nursing homes in Texas, which prior to the bankruptcy proceedings consisted of 14 nursing facilities, ranging in size from approximately 114 beds to 325 beds. In 2005, the SMS Companies obtained a secured credit facility from a financial institution, which eventually was comprised of an $8.3 million term loan and a revolving loan of up to $15 million. By late 2006, the SMS Companies were in an “overadvance” position, whereby the amount of funds by the lender exceeded the amount of collateral eligible to be borrowed under the credit facility.

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Beginning in September 2006, the SMS Companies entered into the first of a series of forbearance agreements whereby the lender agreed to forebear from declaring the financing in default provided that the SMS Companies obtained a commitment from a new lender to refinance and restructure the credit facility. The SMS Companies were unsuccessful in obtaining a commitment from a new lender and, on January 5, 2007, the lender declared the SMS Companies in default and commenced foreclosure and collection proceedings. Subsequently, on January 17, 2007, the SMS Companies filed a petition for reorganization under Chapter 11 of the Bankruptcy Code.

The First Amended, Modified Chapter 11 Plan, or the Plan, as presented by the SMS Companies and their creditors was approved by the United States Bankruptcy Court, Northern District of Texas - Dallas Division, on August 1, 2007. The Plan provided that certain identified claimants as well as unsecured creditors, in accordance with the allocation provisions of the Plan, and the Registrant’s new controlling stockholder would receive “new” shares of our post-reorganization common stock, pursuant to Section 1145(a) of the Bankruptcy Code.

Halter Financial Group, Inc., or Halter Financial, participated with the SMS Companies and their creditors in structuring the Plan. As part of the Plan, Halter Financial provided $115,000 to be used to pay professional fees associated with the Plan confirmation process. Halter Financial was granted an option to be repaid through the issuance of equity securities in 23 of the SMS Companies, including the Registrant. Halter Financial exercised the option and as provided in the Plan 80% of our outstanding common stock, or 400,000 shares, was issued to Halter Financial in satisfaction of Halter Financial’s administrative claims. The remaining 20% of our outstanding common stock, or 100,016 shares, was issued to 566 holders of unsecured debt. The 500,016 shares were issued pursuant to Section 1145 of the Bankruptcy Code. Effective September 26, 2007, Halter Financial transferred its 400,000 shares to Halter Financial Investments, L.P., or HFI, a Texas limited partnership controlled by Timothy P. Halter. Mr. Halter also served as the Registrant’s president and sole director from the Registrant’s incorporation on May 3, 2010 until May 9, 2012, when he was replaced by Matthew C. Lipton.

The Registrant was subject to the jurisdiction of the bankruptcy court until it consummated a stock purchase transaction with Matthew C. Lipton in May 2012. As the Registrant timely consummated a merger or acquisition with a qualifying entity, the Registrant filed a certificate of compliance with the bankruptcy court which stated that the requirements of the Plan had been met, resulting in the discharge to be deemed granted. Thereafter, the post discharge injunction provisions set forth in the Plan and the confirmation order became effective.

The Registrant has not generated any revenue from its business operations to date, and, to date, the Registrant has been unable to raise additional funds to implement its operations. As a result, the Registrant consummated the Merger with Enerpulse.

Glossary of Industry Terms

The following represents various industry and technical terms used in this Form 8-K which may not be familiar to the reader.

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Capacitor	A passive electrical device that stores electrical energy over a long period of time and releases it over a short period of time.

Car Parc	All registered passenger vehicles on the road.

Catalytic Converter	A device used to reduce the toxicity of emissions from an internal combustion engine. It uses a catalyst to stimulate a chemical reaction in which toxic by-products of combustion are converted to less-toxic substances.

CH4	Methane, an odorless, colorless, flammable gas which is the major constituent of natural gas. It is commonly used as a combustion fuel.

CNG	Compressed natural gas, mainly composed of CH4, is reduced to less than 1% of the volume it occupies at standard atmospheric pressure. It is a substitute for gasoline as a vehicle fuel and is usually stored and distributed in cylindrical or spherical hard containers at pressures of 2,900–3,600 psi.

CO	Carbon monoxide, most commonly referenced in emissions analysis from the combustion process, is produced from the partial oxidation of carbon-containing compounds and forms when there is not enough oxygen to produce carbon dioxide (CO2).

CO2	Carbon dioxide, most commonly referenced in emissions analysis from the combustion process, is a gas produced as a byproduct of combustion.

Emissions	Regulated tailpipe emissions from fuel combustion consisting mainly of unburned hydrocarbon fuel (HC), CO, CO2, NOx and CH4.

EPA	United States Environmental Protection Agency

IC Engines	Internal combustion engines commonly used for transportation and power generation. Spark ignited IC engines use a spark plug to initiate combustion, whereas diesel IC engines use high compression to initiate combustion.

Landfill Gas	Primarily methane, it is naturally produced by organic decomposition in landfills.

LNG	Liquefied natural gas; used for easier storage or transport.

LPG	Liquefied petroleum gas or propane

MPG	Miles per gallon is a measure of fuel economy.

NGV	Natural gas vehicle

NOx	Regulated tailpipe emissions measuring concentrations of nitrogen and oxygen.

OEM	Original equipment manufacturer

Φ	PHI, the equivalence ratio in combustion engineering, is the actual fuel-air ratio with respect to the stoichiometric fuel-air ratio. A Φ > 1.0 is a rich mixture, or more fuel than air. A Φ of 1.0 is the ratio of 14.7 parts air to 1 part fuel by mass. A Φ < 1.0 is a lean mixture, or more air than fuel.

PCI	Precise combustion ignition; Enerpulse’s patented technology.

Pulse Plug	Enerpulse PCI technology embedded in the physical space of a conventional spark plug.

Pulse Power	The accumulation of energy over a relatively long period of time, followed by its quick release, thus increasing the instantaneous power.

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Our Current Business

Overview

Enerpulse has designed, developed and commercialized a high-power, capacitor-based technology that improves performance of spark-ignited internal combustion (IC) engines by improving ignitability and combustion efficiency and stability. Our patented technology is called Precise Combustion Ignition (PCI) technology and comes with the following benefits:

•	improved fuel economy;

•	reduced tailpipe emissions;

•	improved engine torque and throttle response;

•	increased combustion stability; and

•	plug and play capability for aftermarket and service channels.

In addition to improving engine performance for gasoline-fueled vehicles, we believe our PCI technology improves performance in IC engines operating on alternative combustion fuels such as natural gas, CNG, LNG, LPG and landfill gas (collectively referred to as “natural gas”). We are focusing on the stationary and mobile natural gas markets, automotive OEM market and automotive and power sports aftermarkets for initial implementation of our PCI technology.

To our knowledge, our product containing our patented PCI technology is the only PCI technology in the market and there are no other PCI products or similar technology under development or for sale by others..

To date, over one million PCI technology units have been deployed on IC engines. We have registered trademarks for PULSTAR®, Pulse Plug®, EcoPulse® and Spark of Genius®. Enerpulse revenues for the year ended December 31, 2012 were $720,000, and net loss was $2.7 million. For the six months ended June 30, 2013, revenues were $276,000 and the net loss was $1.6 million.

Disadvantages of PCI Technology

Some potential disadvantages of our PCI technology compared to conventional spark plugs currently on the market with which our products compete are as follows:

•	our products will cost slightly more than conventional spark plugs;

•	our products require a paradigm shift at OEMs to understand the technical and functional differences between PCI technology and conventional spark plugs; and

•	our products require OEM engine control recalibration to optimize the performance advantages.

Natural Gas Markets (Stationary and Mobile)

Natural gas is used in large stationary IC engines for a variety of applications such as natural gas compression; base load, distributed and peak demand generation of electricity; and for pumping oil and other liquids. Manufacturers of stationary natural gas engines include companies such as Rolls-Royce, General Electric, Kawasaki, Caterpillar and Cummins.

The use of natural gas in mobile applications such as passenger vehicles and medium/heavy duty commercial trucks is growing rapidly due to the long term operational savings associated with the lower cost of natural gas as compared to gasoline or diesel fuels. In addition, according to the London Economic Institute, the maintenance cost of a natural gas vehicle is also lower than that of a gasoline or diesel fueled vehicle. We have run internal tests, and have supported independent third party tests, which demonstrate that our PCI technology improves engine stability, reduces fuel consumption and lowers emissions in natural gas IC engines when compared to conventional spark plugs. We have also published SAE and ASME technical papers which support these statements.

Our first commercial application of the PCI plugs will be in the production of Liberator Engine Company’s 6.0L natural gas engine. The Liberator engine is competing for mid-size delivery vehicle platforms such as those used by UPS and FedEx. Vision Motor Company, an automotive OEM utilizing CNG and LNG fueled engines in a small commuter vehicle has provided Enerpulse with a letter, filed as Exhibit 10.2, stating that PCI technology will be used in all of their vehicle offerings.

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Automotive OEM Market

All major automotive OEMs that produce passenger vehicles, light duty trucks, or motorcycles use spark-ignited IC engines. In the OEM segment, we believe our PCI technology can provide benefits for any gasoline or natural gas spark-ignited IC engine, regardless of manufacturer or vehicular platform.

We are actively engaged in collaborative testing programs of our PCI technology at five major automotive OEMs, with expressions of interest from three others; however, we have not yet entered into any sale agreements. We believe our PCI technology benefits are additive to any major modifications that OEMs may make to their engines such as turbo or supercharging, direct gas injection or variable valve timing. Unlike other solutions utilizing electric and/or hybrid propulsion systems, our technology does not rely on massive changes to vehicle drive systems, fuel distribution systems or electric power infrastructures for its success.

Automotive and Power Sports Aftermarket

We believe the automotive aftermarket also represents a meaningful opportunity for Enerpulse’s PCI technology. Our PULSTAR® branded aftermarket products utilize Enerpulse’s patented PCI technology and can be used in all spark-ignited IC engines, including passenger cars, light trucks, commercial trucks and motorcycles. Our PULSTAR® pulse plugs fit directly into existing IC engine ignition systems and utilize existing fuel delivery infrastructures. We believe PULSTAR® pulse plugs are compatible with approximately 75% of the current North American car parc. We have sold over one million PCI technology units into the automotive and power sports aftermarket.

We currently sell our PULSTAR® pulse plugs in the “plug-and-play” automotive aftermarket through multiple “big box” and internet automotive parts retailers including Advance Auto Parts, O’Reilly Auto Parts, AutoZone, Amazon.com, USAutopart.com, Autoanything.com, SparkPlugs.com and a variety of international distributors. Furthermore, we are in advanced discussions with three other North American “big box” automotive retailers; however, no additional commercial agreements have been finalized at this time. We are also selling in the power sports aftermarket through specialized motorcycle parts and accessories dealers and retailers including Cabela’s, J&P Cycle, Custom Chrome and Tucker Rocky.

Currently our only source of revenue is from automotive and power sports vehicles aftermarket sales.

Industry

We have identified the stationary and mobile natural gas markets, automotive OEM market and automotive and power sports aftermarkets for initial implementation of our PCI technology.

Natural Gas Markets (Stationary and Mobile)

According to recent Department of Energy estimates, over 10,000 stationary reciprocating engines fueled by natural gas are currently deployed in the United States for distributed power generation. Estimates from the United States Energy Information Administration, Natural Gas Annual, indicate there are also over 5,600 natural gas fueled engines currently deployed in the United States for the compression and distribution of natural gas. Natural gas compression engines often use pipeline gas as a fuel source, thereby reducing the amount of gas available for sale. Argonne National Laboratories estimates that spark plugs used in stationary natural gas engines have a service life of between 1,000 and 3,000 hours.

New gas discoveries in North America, Russia, and other areas, combined with new drilling techniques, have resulted in an expanding supply of natural gas. This increase in supply and the corresponding lower price of natural gas is generating renewed interest in NGVs as an alternative to gasoline or diesel powered vehicles.

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In the United States, CNG currently sells for about 40% of the cost of gasoline. However, CNG equipment adds between 10% and 40% to the cost of the vehicle due to the CNG cylinders and engine equipment, while LNG adds 60% to 80% due to the more expensive storage tanks. The differential in the cost of the fuels determines the payback on this additional equipment (currently 2.5 to 6 years, depending on the vehicle).

Additionally, vehicle manufacturers are facing increasingly strict fuel economy and emissions requirements that NGVs can help to meet. In the European Union and United States, manufacturers can earn extra credits toward overall emissions goals through sales of NGVs. Many governments are also offering purchase incentives to consumers, though these vary significantly. The most aggressive incentives, available in several states within the United States, as well as in France and Italy, include tax rebates that cover much of the incremental purchase cost for these vehicles.

With the above market forces in place, industry experts are forecasting a dramatic increase in the number of NGVs over the next decade. According to Natural Gas Vehicles for America and forecasts from Navigant Consulting, Inc., the market for NGVs is projected to reach 34.9 million vehicles by 2020. Light duty vehicles account for nearly 95% of NGVs today, while trucks and buses are growing at a faster rate and are anticipated to account for 9% of the total NGV fleet by 2020. Similar growth in NGVs is also being seen in other parts of the world.

To support the expected increase in NGVs, the United States is seeing significant new investment in NGV refueling stations. According to a report prepared by TIAX for America’s Natural Gas Alliance, the current number of CNG stations in the United States is 1,000. The number of stations in the country is expected to more than double by 2020 which would make the United States the world leader in this regard. Other countries and regions around the world are also seeing growth in natural gas fueling stations.

We believe natural gas fuels are very desirable from an operating cost standpoint, although there have been inherent problems such as cold-starting, poor engine performance, engine knocking and higher fuel consumption. In particular, the auto-ignition temperature of natural gas is approximately double that of gasoline and demands a more robust combustion initiation event.

Automotive OEM Market

According to the International Organization of Motor Vehicle Manufacturers (OICA), the United States is the second largest country for global automotive OEM production next to China.  Total passenger car, light and heavy duty truck production in the United States consisted of 7.7 million units in 2010, 8.6 million units in 2011 and 10.3 million units in 2012.  In the European Union, total passenger car, light and heavy duty truck production was 17.1 million units in 2010, 17.7 million units in 2011 and 16.2 million units in 2012.

Automotive OEMs are under tremendous pressure to reduce emissions and improve fuel economy due to strengthened global regulations, coupled with consumer demand for better performing vehicles. For example, EPA and California Air Resources Board (CARB) have mandated lower emissions in IC engine equipped vehicles sold in the United States. European regulatory authorities have come out with their own set of emission reduction mandates which will go into effect in 2015. Lighter weight materials, such as carbon fiber, can help meet these regulations, but are very expensive and must demonstrate that they can meet required safety standards.

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Automotive and Power Sports Aftermarkets

According to Ward’s Automotive, there are currently over one billion passenger vehicles on the road today. Frost & Sullivan estimated that aftermarket sales for vehicle spark plugs in North America for 2010 were 249 million units generating $523 million in revenues. Revenue growth is projected to increase modestly through 2016 according to the same report.

According to Powersports Business magazine, the power sports market is an estimated $12 billion a year in the United States. Polaris Industries is the market leader accounting for nearly 20% of the power sports revenue in the United States. Other notable industry OEMs include Harley Davidson, Honda, Yamaha, Kawasaki, Can Am and over a dozen smaller competitors. The power sports vehicle market is bifurcated into off-road vehicles (all-terrain vehicles or ATVs and Side-by-Side vehicles), heavy-weight motorcycles, snowmobiles, and personal watercrafts. China has now overtaken Japan as the largest producer of motorcycles in the world. Yearly, 50 million motorcycles are produced worldwide, and China now produces at least 27.5 million of that figure or a little more than 50% of the total world production.

Our Solution

We believe our PCI technology improves the performance of IC engines by improving ignitability and combustion efficiency and combustion stability. Key advantages of our technology include:

•	improved engine starting;

•	consistent ignition using less fuel in the fuel mixture;

•	precise ignition with more exhaust gas in the fuel mixture;

•	lower fuel consumption;

•	reduced exhaust emissions; and

•	higher power (torque) and throttle response.

We believe our PCI technology can enable fuel consumption and emissions improvements, while maintaining or improving vehicle performance. It can also reduce tailpipe emissions by shortening the amount of time required for the catalytic converter to reach peak efficiency; thus, providing an elegant and low cost solution for automotive OEMs looking to meet governmental regulations. We believe that PCI technology will assist global OEMs in meeting mandated emissions and fuel consumption regulations at less cost than alternative technologies, such as turbochargers, variable valve timing and gasoline direct injection. Furthermore, the benefits of PCI technology are additive to these other performance enhancing devices.

Our PCI technology integrates with all advanced engine control systems and the benefits can be optimized through normal calibration processes. In addition, we believe our PCI technology represents a compelling value proposition in the OEM passenger vehicle market because, unlike electric or hybrid-electric drive trains, PCI technology doesn’t rely on massive changes to vehicle drive systems or fuel/power infrastructures for its success.

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Our Growth Strategy

Utilize Compelling Field Test Data To Rapidly Expand Sales in the Natural Gas IC Engine Market. We believe that natural gas IC engine manufacturers, service providers and engine operators are looking to aggressively adopt new technologies in pursuit of reduced fuel consumption and engine maintenance. Our strategy is to continue supplying stationary natural gas fueled IC service providers and owner-operators with PCI technology test data that demonstrates improved fuel economy, reduced emissions, durability, and engine stability utilizing Enerpulse’s PCI technology when compared to conventional spark plugs. To accelerate penetration in this segment, we have entered into an exclusive North American distribution agreement with Freepoint Commerce Marketing LLC, or Freepoint, a subsidiary of Freepoint Commodities LLC. Freepoint has strong established business relationships throughout the energy sector.

We are also engaged in substantive technical discussions with several natural gas engine OEMs and engine converters based on favorable combustion and engine tests. Business development in this sector will be handled by our in-house engineering and commercial staff.

Continue Collaborative Testing with Automotive OEMs. We are actively engaged in collaborative testing programs of our PCI technology with five major automotive OEMs, and have received expressions of interest from three others. One automotive OEM has indicated a strong interest in adopting PCI technology on a high-volume engine platform, contingent upon our partnering with an existing Tier-1 spark plug manufacturer. Although no automotive OEMs are currently using PCI technology, our strategy is to secure adoption on one or two existing OEM engine platforms. We believe this approach will quickly convince other automotive OEMs to adopt PCI technology, but there is no guarantee that this will occur.

Automotive OEM adoption cycles on new vehicle or powertrain platforms can take four years or more. However, adoption timing of a new product is highly dependent on the complexity of system integration. PCI technology is relatively easy for an automotive OEM to adopt since it is a direct replacement for conventional spark plugs requiring no changes to engine geometry. Furthermore, PCI technology can be adopted as a “running change” on existing engine platforms and optimized with recalibration of engine control parameters.

Establish Strategic Relationships with Tier-1 Spark Plug Manufacturers. Automotive OEM sales will accelerate adoption of PCI technology by establishing cooperative business relationships with established Tier-1 spark plug manufacturers. We will continue our third party testing with emphasis on emissions, fuel economy and drivability in order to achieve this strategic initiative. We believe that our test data is compelling and will influence the OEMs and Tier-1 spark plug suppliers to partner with us in development and manufacturing programs. One automotive OEM has asked its current Tier-1 spark plug providers to explore a manufacturing relationship with Enerpulse and we believe other similar requests will happen in the near future. We are currently in discussions with more than one Tier-1 spark plug manufacturer, with the goal of establishing long-term manufacturing relationships.

Use Print and Online Advertising to Drive Aftermarket Sales. Enerpulse has already established an extensive distribution network for our branded Pulstar® pulse plugs. Our growth strategy in the automotive aftermarket is to drive consumers to our established automotive parts retailers through extensive and consistent advertising. In 2013, we implemented an aftermarket consumer-focused media plan recommended by The Marx Group a San Rafael, California based marketing communication firm. As part of this media plan, we are placing advertisements in consumer magazines geared towards automotive enthusiasts. The automotive publications we have advertised in thus far include Motor Magazine, Performance Business, Dsport, Super Street, Mopar Muscle, Trucking and Off-Road.

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Continue to Use Aftermarket Channels to Drive Growth in All Markets. The aftermarket channels are an important part of our overall business strategy as it provides the following benefits:

•	facilitates integration of pulse power technology into a commercial product applicable to a broad range of vehicles;

•	introduces our PULSTAR® brand and heightens public awareness of PCI technology in vehicular applications;

•	enables serial production scale-up; and

•	provides a field test to validate the performance and durability of PCI technology in operating conditions.

Our Core Technology

Pulse power describes the science and technology of accumulating energy over a relatively long period of time (microseconds) and releasing it very quickly (nanoseconds), thus increasing the instantaneous power. It is a proven technology that has been used for other applications such as pulsed beam weapons, lasers, radar, electric motor starters, microwave ovens, camera flashes and x-rays. Our founder, President and Chief Technology Officer, Louis S. Camilli, has worked in close cooperation with Sandia National Laboratories for over 20 years to develop applications for pulse power.

Pulse power is the core of our PCI technology and, we believe, is a major breakthrough in automotive ignition systems. Testing done at an independent laboratory demonstrated ten times the ignition power by incorporating our PCI technology into the envelope of a conventional spark plug. As a result, spark discharge power is increased from a maximum of 500 watts in current ultra-premium spark plugs to over 5 million watts. As shown in the figure below, our PCI technology delivers a larger amount of energy at the combustion event (represented by the bubble in the picture on the right) under the same conditions as traditional spark plug technology.

Conventional Sparkplug Technology (30msec and 0.75 F)	Enerpulse PCI Technology (30msec and 0.75 F)

Externally, spark plugs and PCI technology look fairly similar, but they are very different on the inside since they are based on different technologies. That is, a traditional spark plug’s discharge is generated by a “spark” between two metal electrodes as opposed to our capacitor technology. PCI technology can take on a variety of forms, shapes and sizes as necessary, but in this case looks like a conventional spark plug in order to fit into existing infrastructure. See the diagram below for more detail.

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Internal Construction Comparison

Testing performed at independent laboratories, major automotive OEMs and internally at Enerpulse confirms that PCI technology has verified advantages over conventional spark plugs including improved engine stability, reduced fuel consumption and lower tailpipe exhaust emissions when compared to conventional spark plugs. PCI technology’s high-power discharge generates a larger spark, producing a larger flame kernel, thereby improving the precision and efficiency of the combustion process. Our PCI pulse plugs use a patented integrated capacitor and discharge circuitry that releases more energy and creates higher engine torque. We believe the PCI plug’s combustion process also improves engine performance with better responsiveness, quicker acceleration and greater towing capacity.

We believe our PCI technology also helps to reduce tailpipe emissions. In emission control systems, the most critical component is the catalytic converter. At operating temperatures (ranging from 250 to 300 degrees centigrade) the catalyst is an extremely efficient device oxidizing carbon monoxide (CO), combusting unburned hydrocarbons and reducing nitrogen oxide (NOx). However, until the catalyst becomes fully effective, exhaust emissions are problematic for the automaker. Testing conducted by a major European independent laboratory demonstrated that PCI technology maintains combustion stability much better than conventional spark plug technology at extremely retarded ignition timing settings. This emissions reduction strategy increases enthalpy which is a measure of the total energy in post combustion exhaust gases. The greater the enthalpy, the more efficient the catalytic converter becomes in reducing tailpipe emissions in the exhaust stream which shortens the time to catalyst effectiveness. Since most vehicular exhaust emissions occur in the first two minutes after start-up, quicker catalyst activation enables the catalytic converter to begin emission abatement sooner during this critical period.

Products and Product Development

Natural Gas Markets (Stationary and Mobile)

We have developed PCI pulse plugs to cover approximately 90% of the current installed base of stationary natural gas engines.

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The mobile natural gas IC engine market segment is very similar to the automotive OEM market as our PCI pulse plugs will be custom designed for specific engine architecture. We are currently collaborating and testing with three OEMs and have been nominated for serial production with two of these OEMs. Furthermore, there are multiple quasi-OEMs that are converting gasoline engines to burn natural gas. We are actively working with at least six of these converters and believe adoption of PCI technology will commence in early 2014, but there is no guarantee that this will occur.

Average selling price ranges from $8 to $104 for the natural gas IC engine market.

Automotive OEM Market

Working with the automotive OEMs, specific PCI pulse plug designs providing custom tailored benefits (e.g. generating more torque) can be developed to cover each engine platform and will be systemically matched to the engine platform objectives and ignition system specifications. We believe this will enable OEMs to more easily adopt PCI technology. We have already developed and delivered engine-specific PCI pulse plugs to several automotive OEMs for evaluation and performance testing. Positive results have led to further collaboration and pulse plug design optimizations.

Average selling price ranges from $5 to $8 for the automotive OEM market.

Automotive and Power Sports Aftermarkets

In the automotive aftermarket, we currently offer 12 Pulstar® branded models covering 75% of automobiles and light duty trucks in the current North American car parc. This is in contrast to the hundreds of models offered by conventional spark plug manufacturers required to cover the remaining 25%. We are able to do this because our PCI technology relies on high power discharge to deliver robust ignition, eliminating the need for a proliferation of electrode configurations, exotic materials and precise spark placement geometries. Our aftermarket products are “plug-and-play”; no changes to a vehicle’s ignition system are required for installation.

The power sports aftermarket is very diverse with literally hundreds of OEMs. Initially, we targeted the large cruiser motorcycle market with two designs that covered all U.S. manufactured cruiser products from 1984 to present. We have since added three more models to cover ATVs, watercraft and metric (European and Asian) motorcycles.

Average retail selling price ranges from $6 to $18 for the automotive and power sports aftermarkets.

Product Development

Our fourth generation (G-4) PCI technology was introduced in 2011 and is designed for easy adoption by OEMs, due to its compatibility with current engine ignition and emissions systems. Future generations will be engineered to meet the increasing ignitions demands future engine technology advances will require. PCI technology has been designed to meet this need where conventional spark plug designs are limited.

The first stage of OEM commercialization utilizes our G-4 design and optimizes its performance through reprogramming the vehicle’s on-board computer system. In this stage, electrode geometry is tailored to the particular requirements of each OEM engine platform. For example, while all OEMs are interested in meeting government regulations, such as CAFE (Corporate Average Fuel Economy) and exhaust emissions (EPA Code of Federal Regulations in the United States), certain engine models will focus on performance while others on fuel economy. The final stage of commercialization will involve more extensive collaboration and customization with vehicle and engine manufacturers in order to fully integrate PCI technology into the entire ignition system strategy. Enerpulse is currently in the first stage at five major automotive OEMs.

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This two phase approach will be used in both the natural gas engine and automotive OEM segments. Enerpulse has a fully capable R&D laboratory to support anticipated product development requirements.

Sales, Marketing and Distribution

Natural Gas Markets (Stationary and Mobile)

We have entered into an exclusive marketing agreement with Freepoint to market, sell and distribute our PCI plugs to clients that use stationary natural gas IC engines in North America. Potential clients include natural gas gatherers, processors, pipeline operators and producers, as well as electric power generators. Freepoint is a large and well-established player in the energy sector with strong connections to related engine owners/operators. In consideration for the exclusive distribution agreement, Freepoint has invested $1.75 million in a convertible promissory note which will automatically convert to common stock effective with the first day of trading post-merger.

We expect sales in the natural gas engine segment to commence in the fourth quarter of 2013 and should increase in 2014 as adoption of our PCI technology by engine operators, engine service organizations and engine OEMs gains traction, but there is no guarantee that this will occur. No intermediate distribution channel is required to support this market.

Automotive OEM Market

We are actively pursuing sales to automotive OEMs and believe that revenues will begin in this market in the second half of 2015. We believe this timeline reflects a normal adoption cycle for new technology integration with automotive OEMs.

Our marketing strategy is to provide global OEMs with compelling third party independent test data that demonstrates the functionality and benefits of PCI technology. This will lead to continued expansion of our direct testing programs with automotive OEMs on specific engine platforms, building confidence in the efficacy of PCI technology. Direct OEM test programs are already underway at five global automotive OEMs. We believe that capturing one major OEM engine platform will led to rapid adoption by other automotive and/or vehicular natural gas engine OEMs.

No intermediate distribution channel is required to support this market.

Automotive and Power Sports Aftermarkets

Our primary source of revenue is from automotive and power sports aftermarket sales. Two major retailers account for a significant portion of our revenue, but it is the consumer that pulls through the sales based on word of mouth and advertising, therefore a significant amount of our revenues could come from many distribution points in these two markets.

We are currently selling our PULSTAR® branded PCI plugs in the “plug-and-play” automotive and power sports vehicles aftermarkets through a variety of channels. PULSTAR® plugs are available nationally at retailers Advance Auto Parts, O’Reilly Auto Parts, Amazon.com, USAutopart.com, Autoanything.com and SparkPlugs.com. They are also available at specialty retailers that cater to the power sports vehicles market such as Cabela’s, J&P Cycle, Custom Chrome, and Tucker Rocky. In addition, we have established an online presence using Facebook, banner ads, postings and landing pages to market the PULSTAR® brand.

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Manufacturing

We currently manufacture our PCI pulse plugs in our Albuquerque, New Mexico facility. The facility can manufacture 1,000,000 pulse plugs per year. We believe this capacity will support volume requirements for the automotive aftermarket and the natural gas IC engine segment thru 2014. We are also exploring manufacturing relationships for the automotive OEM segment with leading spark plug manufacturers in order to increase manufacturing capacity and reduce costs.  We believe that in order to secure OEM adoption, we will need to establish a manufacturing relationship with a Tier-1 spark plug manufacturer.

Principal Suppliers

We produce sub-assembly and final assembly products utilizing formed and fabricated components supplied by various global vendors. These components include formed metal parts, insulators, coatings and packaging from vendors in Europe, China and the USA. We have secured multiple sources for all key components.

We rely on non-affiliated suppliers for the components that are incorporated into our products.  We do not have long-term supply or manufacturing agreements with our suppliers. In some instances alternative sources may be limited.  If these suppliers experience financial, operational, manufacturing capacity, or quality assurance difficulties, or cease production and sale of such products, or if there is any other disruption in our relationships with these suppliers, we will be required to locate alternative sources of supply. To date, we have not had any material disagreements with our suppliers.

Intellectual Property

Our success depends in part upon our ability to protect our core technology and intellectual property. To establish and protect our proprietary rights, we will rely on a combination of patents, patent applications, trademarks, copyrights, trade secrets, including know-how, license agreements, confidentiality procedures, non-disclosure agreements with third parties, employee disclosure and invention assignment agreements, and other contractual rights.

We currently hold 12 registered patents in the United States, the European Union, Japan, Canada, Mexico and Australia and have 17 patent applications pending in the United States, the European Union, Japan, Canada, Korea, China, Australia, India, Mexico and Brazil. Our patents relate to various aspects of our PCI technology, including the high power discharge fuel ignitor, combustion ignitors, initiation systems and initiation devices used in our PULSTAR® pulse plugs.

Research and Development Expenditures

Our research and development expenses to date have primarily included costs to develop and enhance our core technology, our PCI products, our manufacturing process, and third-party testing. During the year ended December 31, 2011, we incurred $226,362 in research and development expenses as compared to $159,883 incurred during the year ended December 31, 2012. We incurred $86,864 of research and development expenses during the six months ended June 30, 2013. We expect our research and development activities and expenses to increase significantly as we execute on our business plan and pursue sales in the automotive OEM market. Currently, we bear all research and development costs.

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Competition

We are not aware of any competitors offering an integrated capacitive discharge product to our market verticals. We further believe that our 12 issued patents, 17 pending patents, and ongoing patent mapping strategy will prevent any directly competitive product from being developed and/or commercialized. There are, however, well-established spark plug manufacturers that may seek to prevent PULSTAR® from taking market share in the spark plug industry. The leaders in the global market of spark plug manufacturing are Autolite, Bosch, AC Delco, Champion, Denso and NGK.

According to Frost & Sullivan, the North American aftermarket is reasonably fragmented with six major participants (Autolite, AC Delco, NGK, Champion, Bosch and Motorcraft) all controlling at least 10% market share each (collectively these six manufacturers control about 96% of the North American market). The top three manufacturers, Autolite, AC Delco and NGK, control over 50% of the market. These manufacturers make a range of products from standard to premium, providing a variety of spark plugs to most vehicle makes and models.

Government Regulation

There are very few regulations that directly address spark plugs. This is because spark plugs can adversely impact the environment only when they fail. Spark plug failure can create misfires, higher exhaust emissions and subsequent damage to the catalytic converter. Indirect legislation exists to ensure that spark plugs do not emit radio frequency or electromagnetic interfere that could alter the operation of other devices on the vehicle or in close proximity to the vehicle.

We will rely on legal and operational compliance programs, as well as legal counsel, to guide our businesses in complying with applicable laws and regulations of the jurisdictions in which we do business.

We do not anticipate at this time that the cost of compliance with United States and foreign laws will have a material financial impact on our operations, business or financial condition, but there are no guarantees that new regulatory and tariff legislation may not have a material negative effect on our business in the future.

Environmental Matters

We are currently not required to comply with any federal, state or local environmental laws in connection with our business.

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Employees

We currently have 13 full-time employees and four individuals employed on a contract basis. All employees are required to execute non-disclosure agreements as part of their employment. Contract staffing companies or the individual contract employees are also required to execute a non-disclosure agreement with us. We believe our relations with our employees are good. None of our employees are subject to collective bargaining agreements

We entered into an executive employment agreement in 2004 with Louis S. Camilli that is still in effect. No other executives or employees have employment agreements.

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RISK FACTORS

You should carefully consider the risks described below together with all of the other information included in this Form 8-K before making an investment decision with regard to our securities. The statements contained in or incorporated into this Form 8-K that are not historic facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. If any of the following events described in these risk factors actually occurs, our business, financial condition or results of operations could be harmed. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment.

Risks Related to Our Business

We have a history of losses and may continue to incur losses in the future

We have a history of losses and may continue to incur losses in the future, which could negatively impact the trading value of our common stock. Specifically, we expect to sustain losses in the next few years due to expenses relating to research and development and testing activities incurred in the development of the automotive OEM business. We may continue to incur operating losses in future periods. These losses may increase and we may never achieve or sustain profitability on a quarterly or annual basis in the future for a variety of reasons, including increased competition, decreased growth in the automotive industry and other factors described elsewhere in this “Risk Factors” section.

Further, we may incur significant losses in the future due to unforeseen expenses, difficulties, complications and delays and other unknown events. If we cannot continue as a going concern, our stockholders may lose their entire investment.

We anticipate that our cash on hand will be insufficient to fund our plan of operations for the next 12 months and if we are unable to raise additional capital, our business may fail and stockholders may lose their entire investment.

As of September 30, 2013, we had cash and cash equivalents of $1,210,824 which we believe will not be sufficient to meet our anticipated capital requirements for the next twelve months. Specifically, we anticipate that our existing capital resources will enable us to continue operations through the first quarter of 2014. If we fail to raise additional capital through the public offering of shares contemplated in our registration statement on Form S-1 filed on September 30, 2013, obtain additional financing from other sources, including from sales revenues, loans or private investments, we may be required to change our planned business strategies. If we are unable to obtain adequate financing, we may not be able to successfully develop and market our products and services. As a result, we would need to curtail business operations which would have a material negative effect on operating results, the value of our outstanding stock is likely to fall, and our business may fail causing our stockholders to lose their entire investment.

Because we may never earn significant revenues from our operations, our business may fail and investors may lose all of their investment in our Company

We have a history of limited revenues from operations. We have yet to generate positive earnings and there can be no assurance that we will ever operate profitably. If our business plan is not successful and we are not able to operate profitably, then our stock may become worthless and investors may lose all of their investment in our company.

Prior to obtaining achieving broad acceptance and distribution for our products, we anticipate that we will incur increased operating expenses without realizing any significant revenues. We therefore expect to incur significant losses into the foreseeable future. We recognize that if we are unable to generate significant revenues from the sale of our products in the future, we will not be able to earn profits or continue operations. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and we can provide no assurance that we will generate sufficient revenues or ever achieve profitability. If we are unsuccessful in addressing these risks, our business will fail and investors may lose all of their investment in our company.

We have identified material weaknesses in our internal control over financial reporting, and we cannot assure you that additional material weaknesses or significant deficiencies will not occur in the future. If our internal control over financial reporting or our disclosure controls and procedures are not effective, we may not be able to accurately report our financial results or prevent fraud, which may cause investors to lose confidence in our reported financial information and may lead to a decline in our stock price.

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We have historically had a small internal accounting and finance staff with limited experience in public reporting. This lack of adequate accounting resources has resulted in the identification of material weaknesses in our internal controls over financial reporting. A “material weakness” is a deficiency, or a combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of our financial statements will not be prevented or detected on a timely basis. In connection with the audit of our financial statements for the years ended December 31, 2012 and 2011, our management team identified material weaknesses relating to (i) our ability to prepare and timely issue the required filings with the Securities and Exchange Commission, (ii) our lack of the appropriate technical resources to properly evaluate transactions in accordance with generally accepted accounting principles and, (iii) our lack of a review function. We have taken steps, including implementing a plan to improve the segregation of the duties of our accounting staff, and plan to continue to take additional steps, to seek to remediate these material weaknesses for the year ending December 31, 2013 and to improve our financial reporting systems and implement new policies, procedures and controls. If we do not successfully remediate the material weaknesses described above, or if other material weaknesses or other deficiencies arise in the future, we may be unable to accurately report our financial results on a timely basis, which could cause our reported financial results to be materially misstated and require restatement which could result in the loss of investor confidence and/or cause the market price of our common stock to decline.

Our future is dependent upon our ability to obtain financing. If we do not obtain such financing, we may have to cease our activities and investors could lose their entire investment

There is no assurance that we will operate profitably or generate positive cash flow in the future. We will require additional financing in order to proceed with the manufacture and distribution of our products, including our PULSTAR® pulse plugs. We will also need more funds if the costs of the development and operation of our existing technologies are greater than we have anticipated. We will also require additional financing to sustain our business operations if we are not successful in increasing revenues. We may not be able to obtain financing on commercially reasonable terms or terms that are acceptable to us when it is required, or at all. Our future is dependent upon our ability to obtain financing. If we do not obtain such financing, our business could fail and investors could lose their entire investment.

If adequate funds are not available, we could be forced to discontinue product development and reduce or forego attractive business opportunities. To the extent that we raise additional funds by issuing equity securities, our stockholders may experience significant dilution. In addition, debt financing, if available, may involve restrictive covenants. We may seek to access the public or private capital markets whenever conditions are favorable, even if we do not have an immediate need for additional capital at that time. Our access to the financial markets and the pricing and terms we receive in the financial markets could be adversely impacted by various factors, including changes in financial markets and interest rates.

Our forecasts regarding the sufficiency of our financial resources to support our current and planned operations are forward-looking statements and involve significant risks and uncertainties, and actual results could vary as a result of a number of factors, including the factors discussed elsewhere in this “Risk Factors” section. We have based this estimate on assumptions that may prove to be wrong, and we could utilize our available capital resources sooner than we currently expect.

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Our operating results may fluctuate due to factors that are difficult to forecast and not within our control

Our past operating results may not be accurate indicators of future performance, and you should not rely on such results to predict our future performance. Our operating results have fluctuated significantly in the past, and could fluctuate in the future. Factors that may contribute to fluctuations include:

•	changes in aggregate capital spending, cyclicality and other economic conditions, or domestic and international demand in the industries we serve;

•	our ability to effectively manage our working capital;

•	our ability to satisfy consumer demands in a timely and cost-effective manner;

•	pricing and availability of labor and materials;

•	our inability to adjust certain fixed costs and expenses for changes in demand;

•	shifts in geographic concentration of customers, supplies and labor pools; and

•	seasonal fluctuations in demand and our revenue.

If we are unable to adequately control the costs associated with operating our business, including our costs of sales and materials, our business, financial condition, operating results and prospects will suffer s

If we are unable to maintain a sufficiently low level of costs for designing, manufacturing, marketing, selling and distributing our products relative to their selling prices, our operating results, gross margins, business and prospects could be materially and adversely impacted. We have made, and will be required to continue to make, significant investments for the design and sales of our products and technologies. There can be no assurances that our costs of producing and delivering our products will be less than the revenue we generate from sales or that we will achieve our expected gross margins.

We may be required to incur substantial marketing costs and expenses to promote our products. If we are unable to keep our operating costs aligned with the level of revenues we generate, our operating results, business and prospects will be harmed.

We rely on independent distributors for a substantial portion of our sales

We rely upon sales made by or through non-affiliated distributors to customers. Sales through distributors accounted for 92% of our net sales during 2012. The loss of, or business disruption at, one or more of these distributors may harm our business. If we are required to obtain additional or alternative distribution agreements or arrangements in the future, we cannot be certain that we will be able to do so on satisfactory terms or in a timely manner. Our inability to enter into satisfactory distribution agreements may inhibit our ability to implement our business plan or to establish markets necessary to expand the distribution of our products successfully.

We derive a significant portion of our revenue from a few customers and the loss of one of these customers, or a reduction in their demand for our services, could adversely affect our business, financial condition, results of operations and prospects

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Our customer base is highly concentrated. One or a few customers have represented a substantial portion of our consolidated revenues and gross profits in any one year or over a period of several consecutive years. Advance Auto Parts accounted for 28% and 29% of our total revenues in the years ended 2012 and 2011, respectively. AutoZone accounted for 14% and 14% of our total revenues in the years ended 2012 and 2011, respectively. A limited number of customers may continue to comprise a substantial portion of our revenue for the foreseeable future. We could lose business from a significant customer for a variety of reasons, including:

•	the consolidation, merger or acquisition of an existing customer, resulting in a change in procurement strategies employed by the surviving entity that could reduce the amount of orders we receive;

•	our performance on individual relationships with one or more significant customers are impaired due to another reason, which may cause us to lose future business with such customers and, as a result, our ability to generate income would be adversely impacted; and

•	the strength of our professional reputation.

We do not have contracts in the aftermarket. The customer business relationship is based on mutual benefits to both parties. Either party may terminate the relationship without cause which could impair our business, financial condition, results of operations and prospects.

We may not be able to persuade potential customers of the merits of our products and justify their costs to increase our sales

Because of technology in our pulse plug products, we have been, and will continue to be, required to educate potential customers and demonstrate that the merits of such products justify the costs associated with such products. We have relied on, and will continue to rely on, automobile manufacturers and manufacturers in other industries and their dealer networks to market our products. The success of any such relationship will depend in part on the other party’s own competitive, marketing and strategic considerations, including the relative advantages of alternative products being developed and/or marketed by any such party. There can be no assurance that we will be able to continue to market our products successfully so as to generate meaningful product sales increases or to continue at existing sales volumes.

We depend on intellectual property and the failure to protect our intellectual property could adversely affect our future growth and success

We rely on patent, trademark, trade secret protection, and confidentiality and other agreements with employees, customers, partners and others to protect our intellectual property. Because of rapid technological developments in the automotive industry and the competitive nature of the market, the patent position of any component manufacturer is subject to uncertainties and may involve complex legal and factual issues. Consequently, although we own certain patents, and are currently processing several additional patent applications, we do not know whether any patents will be issued from these pending or future patent applications or whether the scope of the issued patents is sufficiently broad to protect our technologies or processes. There can be no assurance that others will not independently develop similar products or will not design around any patents that have been or may be issued to us. The failure to obtain patents in certain foreign countries may materially adversely affect our ability to compete effectively in those international markets.

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Moreover, patent applications and issued patents may be challenged or invalidated. We could incur substantial costs in prosecuting or defending patent infringement suits. Furthermore, the laws of some foreign countries may not protect intellectual property rights to the same extent as do the laws of the United States.

The patents protecting our proprietary technologies expire after a period of time. Currently, our patents have expiration dates ranging from 2018 through 2029. If we are not successful in protecting our proprietary technology, it could have a material adverse effect on our business, financial condition and results of operations.

There can be no assurance that we will be successful in protecting our proprietary rights. For example, from time to time we may become aware of competing technologies employed by third parties that may be covered by one or more of our patents. In such situations, we may seek to grant licenses to such third parties or seek to stop the infringement, including through the threat of legal action. There is no assurance that we would be successful in negotiating a license agreement on favorable terms, if at all, or able to stop the infringement. Any infringement upon our intellectual property rights could have an adverse effect on our ability to develop and sell commercially competitive systems and components.

If third parties claim that our products infringe upon their intellectual property rights, we may be forced to expend significant financial resources and management time litigating such claims and our operating results could suffer

Third parties may claim that our products and systems infringe upon third-party patents and other intellectual property rights. These parties could bring legal actions against us claiming damages and seeking to enjoin manufacturing and marketing of our products for allegedly conflicting with patents held by them.

Identifying third-party patent rights can be particularly difficult, notably because patent applications are generally not published until up to 18 months after their filing dates. If a competitor were to challenge our patents, or assert that our products or processes infringe their patent or other intellectual property rights, we could incur substantial litigation costs, be forced to make expensive product modifications, pay substantial damages or even be forced to cease some operations. If any such actions are successful, in addition to any potential liability for damages, we could be required to obtain a license in order to continue to manufacture or market the affected products. There can be no assurance that we would prevail in any such action or that any license required under any such patent would be made available on acceptable terms, if at all. Failure to obtain needed patents, licenses or proprietary information held by others may have a material adverse effect on our business.

Third-party infringement claims, regardless of their outcome, would not only drain financial resources but also divert the time and effort of management and could result in customers or potential customers deferring or limiting their purchase or use of the affected products or services until resolution of the litigation.

The disruption or loss of relationships with vendors and suppliers for the components of our products could materially adversely affect our business

Our ability to manufacture and market our products successfully is dependent on relationships with both third party vendors and suppliers. We rely on various vendors and suppliers for the components of our products and procure these components through purchase orders, with no guaranteed supply arrangements. Certain components are only available from a limited number of suppliers.

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Our inability to obtain sufficient quantities of these components, if and as required in the future, may subject us to:

•	delays in delivery or shortages in components that could interrupt and delay manufacturing and result in cancellations of orders for our products;

•	increased component prices and supply delays as we establish alternative suppliers;

•	inability to develop alternative sources for product components;

•	required modifications of our products, which may cause delays in product shipments, increased manufacturing costs, and increased product prices; and

•	increased inventory costs as we hold more inventory than we otherwise might in order to avoid problems from shortages or discontinuance, which may result in write-offs if we are unable to use all such products in the future.

The loss of any significant supplier, in the absence of a timely and satisfactory alternative arrangement, or an inability to obtain essential components on reasonable terms or at all, could materially adversely affect our business, operations and cash flows.

Loss of any of our executive officers or key employees and our failure to attract and retain qualified personnel, will harm the ability of the business to grow

Our success depends, in part, on our ability to retain current key personnel, attract and retain future key personnel, additional qualified management, marketing, scientific, and engineering personnel, and develop and maintain relationships with other outside consultants. Competition for qualified management, technical, sales and marketing employees is intense. In addition, some employees might leave our company and go to work for competitors.

If we lose any of our executive officers or key employees, including Joseph E. Gonnella, Louis S. Camilli and Bryan C. Templeton, which have many years of experience with us and within the automotive industry and other manufacturing industries, or are unable to recruit qualified personnel, our ability to manage the day-to-day aspects of our business may be materially adversely affected. We do not currently maintain “key person” life insurance on any of our executives or employees. Our senior management and key personnel are all employed on an at-will basis, which means that they could terminate their employment with us at any time, for any reason and without notice. The loss of the services of one or more executive officers or key employees, who also have strong personal ties with our customers and suppliers, could have a material adverse effect on the our business, financial condition and results of operations.

Our operations are subject to hazards that may cause personal injury or property damage, thereby subjecting us to liabilities and possible losses, which may not be covered by insurance.

Our workers are subject to hazards associated with developing, manufacturing and testing our products. In such a case, we may be liable for fines and damages. These operating hazards can cause personal injury and loss of life, damage to or destruction of property, plant and equipment and environmental damage. Even though we believe that the insurance coverage we maintain is in amounts and against the risks that we believe are consistent with industry practice, this insurance may not be adequate to cover all losses or liabilities that we may incur in our operations. To the extent that we experience a material increase in the frequency or severity of accidents or workers’ compensation claims, or unfavorable developments on existing claims, our business, financial condition, results of operations and prospects could be adversely affected.

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The Occupational Safety and Health Act of 1970, as amended, or OSHA, establishes certain employer responsibilities, including the maintenance of a workplace free of recognized hazards likely to cause death or serious injury, compliance with standards promulgated by the Occupational Health and Safety and Health Administration and various recordkeeping, disclosure and procedural requirements. While we have invested, and will continue to invest, substantial resources in occupational health and safety programs, serious accidents or violations of OSHA rules may subject us to substantial penalties, civil litigation or criminal prosecution, which could adversely affect our business, financial condition, results of operations and prospects.

Any liability for damages resulting from technical faults or failures of our products could be substantial and could materially adversely affect our business and results of operations.

Our products are integrated into goods used by consumers and therefore a malfunction or the inadequate design of our products could result in product liability claims. Any liability for damages resulting from technical faults or failures could be substantial and could materially adversely affect our business and results of operations. In addition, a well-publicized actual or perceived problem could adversely affect the market’s perception of our products, which would materially impact our financial condition and operating results.

A significant product liability lawsuit, warranty claim or product recall involving us or one of our major customers could adversely affect our financial performance

In the event that our products fail to perform as expected, whether allegedly due to our fault, and such failure results in, or is alleged to result in, bodily injury and/or property damage or other losses, we may be subject to product liability lawsuits and other claims. If available, product liability insurance generally is expensive. While we presently have product liability coverage at amounts we currently consider adequate, there can be no assurance that we will be able to obtain or maintain such insurance on acceptable terms with respect to other products we may develop, or that any insurance will provide adequate protection against any potential liabilities. In the event of a successful claim against us, a lack or insufficiency of insurance coverage could have a material adverse effect on our business and operations. These types of claims could adversely affect our financial condition, operating results and cash flows.

Risks Related to Our Industry

The adoption cycle for our automotive products is lengthy and the lengthy cycle impedes growth in our sales

The adoption cycle in the automotive components industry can be as long as four years or more for products that must be designed into a new vehicle or engine platform, because some companies take that long to design and develop a new vehicle or engine platform. Even when selling parts that are neither safety-critical nor highly integrated into the vehicle, there are still many stages that an automotive supply company must go through before achieving commercial sales. The sales cycle is lengthy because an automobile manufacturer must develop a high degree of assurance that the products it buys will meet customer needs, interface as easily as possible with the other parts of a vehicle and with the automobile manufacturer’s production and assembly process, and have minimal warranty, safety and service problems. As a result, from the time that a manufacturer develops a strong interest in our products, it normally will take several years before our products are available to consumers in that manufacturer’s vehicles.

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In the automotive components industry, products typically proceed through five stages of research and development. Initial research on the product concept comes first, to assess its technical feasibility and economic costs and benefits. This stage often includes development of an internal prototype for the component supplier’s own evaluation. If the product appears feasible, the component supplier manufactures a functioning prototype to demonstrate and test the product’s features. These prototypes are then marketed and sold to automotive companies for testing and evaluation. If an automobile manufacturer shows interest in the product, it typically works with the component supplier to refine the product, then purchases second and subsequent generation engineering prototypes for further evaluation. Finally, the automobile manufacturer either decides to purchase the component for a production vehicle or terminates the program.

The time required to progress through these five stages to commercialization varies widely. Generally, the more a component must be integrated with other vehicle systems, the longer the process takes. Further, products that are installed by the factory usually require extra time for evaluation because other vehicle systems are affected, and a decision to introduce the product into the vehicle is not easily reversed. Because our products are a factory-installed item, the process may take a significant amount of time to commercialization.

Other pulse plug products that we develop are also likely to have a lengthy sales cycle. Because such technology is new and evolving, and because customers will likely require that any new product we develop pass certain feasibility and economic viability tests before committing to purchase, it is expected that any new products we develop will take some years before they are sold to automotive customers.

The automotive industry is subject to intense competition and our current automotive products may be rendered obsolete by future technological developments in the industry

We operate in an extremely competitive industry, driven by global vehicle production volumes and part replacement trends. Business is typically awarded to the supplier offering the most favorable combination of cost, quality, technology and service. Many of our competitors are substantially larger in size and have substantially greater financial, marketing and other resources than we do. Some of our competitors have already achieved greater market penetration than we have in the markets in which we compete, and some have greater financial and other resources than we do. A number of national companies in our industry are larger than we are and, if they so desire, could establish a presence in our markets and compete with us for contracts. As a result of this competition, we may need to accept lower contract margins in order to compete against competitors that have the ability to accept awards at lower prices or have a pre-existing relationship with a customer.

Competitors are promoting ignition systems that may compete with our products. Competition extends to attracting and retaining qualified technical and marketing personnel. There can be no assurance that we will successfully differentiate our products from those of our competitors, that the marketplace will consider our current or proposed products to be superior or even comparable to those of our competitors, or that we can succeed in establishing new or maintaining existing relationships with automobile manufacturers. Furthermore, no assurance can be given that competitive pressures we face will not adversely affect our financial performance.

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Due to the rapid pace of technological change, as with any technology-based product, our products may even be rendered obsolete by future developments in the industry. Our competitive position would be adversely affected if we were unable to anticipate such future developments and obtain access to the new technology.

Adverse conditions in the automotive market may adversely affect future demand for our products

Part of our revenues is tied to global OEM automobile sales, production levels, and independent aftermarket parts replacement activity. The OEM market is characterized by short-term volatility, with overall expected long-term growth in global vehicle sales and production. Automotive production in the local markets we serve can be affected by macro-economic factors such as interest rates, fuel prices, consumer confidence, employment trends, regulatory and legislative oversight requirements and trade agreements. A variation in the level of automobile production would affect not only our expected future sales to OEM customers but, depending on the reasons for the change, could impact demand from aftermarket customers. Our results of operations and financial condition could be adversely affected if we fail to respond in a timely and appropriate manner to changes in the demand for our products.

We may become subject to pricing pressure from our automotive OEM customers, which could adversely affect our earnings.

There is substantial and continuing pressure from automotive OEMs to reduce the prices they pay to suppliers. Virtually all OEMs have aggressive price reduction initiatives that they impose upon their suppliers, and such actions are expected to continue in the future. Since suppliers' prices cannot increase, suppliers must be able to reduce their operating costs in order to maintain profitability.

To the extent we are successful in expanding our business to provide products to automotive OEMs, we will be subject to this pricing pressure from the OEMs. If we are unable to offset customer price reductions that may be required by the automotive OEMs through improved operating efficiencies, new manufacturing processes, sourcing alternatives, technology enhancements and other cost reduction initiatives, our results of operations and financial condition would be adversely affected.

Because many of the largest automotive manufacturers are located in foreign countries, our business may be subject to the risks associated with foreign sales

Many of the world’s largest automotive manufacturers are located in foreign countries. Accordingly, if these automotive OEMs become our customers our business may be subject to many of the risks of international operations, including governmental controls, tariff restrictions, foreign currency fluctuations and currency control regulations. No assurance can be given that future contracts will be honored by our foreign suppliers or customers.

Risks Relating to our Common Stock and our Status as a Public Company

There is not now, and there may not ever be, an active market for our common stock, which trades in the over-the-counter market in low volumes and at volatile prices

There currently is a limited market for our common stock. Although our common stock is quoted on the OTCQB, an over-the-counter quotation system, trading of our common stock is extremely limited and sporadic and generally at very low volumes. Further, the price at which our common stock may trade is volatile and we expect that it will continue to fluctuate significantly in response to various factors, many of which are beyond our control. The stock market in general, and securities of small-cap or micro-cap companies driven by novel technologies in particular, has experienced extreme price and volume fluctuations in recent years. Continued market fluctuations could result in further volatility in the price at which our common stock may trade, which could cause its value to decline. To the extent we seek to raise capital in the future through the issuance of equity, those efforts could be limited or hindered by low and/or volatile market prices for our common stock.

We do not now, and are not expected to in the foreseeable future, meet the initial listing standards of the Nasdaq Stock Market or any other national securities exchange. We presently anticipate that our common stock will continue to be quoted on the OTCQB or another over-the-counter quotation system. In those venues, our stockholders may find it difficult to obtain accurate quotations as to the market value of their shares of our common stock, and may find few buyers to purchase their stock and few market makers to support its price.

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A more active market for our common stock may never develop. As a result, investors must bear the economic risk of holding their shares of our common stock for an indefinite period of time.

Our common stock is a “penny stock”

The SEC has adopted regulations that generally define “penny stock” as an equity security that has a market price of less than $5.00 per share, subject to specific exemptions. The market price of our common stock is, and is expected to continue to be in the near term, less than $5.00 per share and is therefore a “penny stock.” Brokers and dealers effecting transactions in “penny stock” must disclose certain information concerning the transaction, obtain a written agreement from the purchaser and determine that the purchaser is reasonably suitable to purchase the securities. Those rules may restrict the ability of brokers or dealers to sell our common stock and may affect the ability of our stockholders to sell their shares of our common stock. In addition, if our common stock continues to be quoted on the OTCBB as we expect, then our stockholders may find it difficult to obtain accurate quotations for our stock, and may find few buyers to purchase our stock and few market makers to support its price.

FINRA sales practice requirements may limit a stockholder’s ability to buy and sell our stock

In addition to the “penny stock” rules described above, FINRA has adopted rules that require that, in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA has indicated its belief that there is a high probability that speculative low priced securities will not be suitable for at least some customers. These FINRA requirements make it more difficult for broker-dealers to recommend that at least some of their customers buy our common stock, which may limit the ability of our stockholders to buy and sell our common stock and could have an adverse effect on the market for our shares.

There may be additional risks because the business of Enerpulse is going public by means of a reverse merger transaction

Additional risks may exist because the business of Enerpulse is becoming a public company through a “reverse merger” transaction. Securities analysts of major brokerage firms may not provide coverage of the Company following the Merger because there may be little incentive to brokerage firms to recommend the purchase of our common stock. There may also be increased scrutiny by the SEC and other government agencies and holders of our securities prior to the Merger due to the nature of the transaction, as there has been increased focus on transactions such as the Merger in recent years.

The elimination of monetary liability against our directors and officers under Nevada law and the existence of indemnification rights held by our directors, officers and employees may result in substantial expenditures by the Company and may discourage lawsuits against our directors, officers and employees

Our Articles of Incorporation eliminates the personal liability of our directors and officers to our Company and our stockholders for damages for breach of fiduciary duty as a director or officer to the extent permissible under Nevada law. Further, our amended and restated bylaws provide that we are obligated to indemnify any of our directors or officers to the fullest extent authorized by the Nevada law and, subject to certain conditions, advance the expenses incurred by any director or officer or director in defending any action, suit or proceeding prior to its final disposition. Those indemnification obligations could result in the Company incurring substantial expenditures to cover the cost of settlement or damage awards against our directors or officers, which we may be unable to recoup. These provisions and resultant costs may also discourage us from bringing a lawsuit against any of our current or former directors or officers for breaches of their fiduciary duties, and may similarly discourage the filing of derivative litigation by our stockholders against our directors and officers even though such actions, if successful, might otherwise benefit us or our stockholders.

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We are subject to the reporting requirements of federal securities laws, compliance with which involves significant time, expense and expertise

We are a public reporting company in the United States, and, accordingly, are subject to the information and reporting requirements of the Exchange Act and other federal securities laws, including the obligations imposed by the Sarbanes-Oxley Act. The costs associated with preparing and filing annual, quarterly and current reports, proxy statements and other information with the SEC in the ordinary course, as well as preparing and filing audited financial statements, will cause our operational expenses to be higher than Enerpulse’s operational expenses would have been if it remained privately held and did not effect the Merger.

Our present management team, which consists of Enerpulse’s former management team, has never operated a publicly-traded company. It will be time consuming, difficult and costly for our management team to acquire expertise and experience in operating a public company, and to develop and implement the internal controls and reporting procedures required by Sarbanes-Oxley and other applicable securities laws. As described in the Registrant’s reports filed with the SEC, including Item 9A of its Annual Report on Form 10-K for the fiscal year ended December 31, 2012 and Part I, Item 4 of its Form 10-Q for the quarterly period ended June 30, 2013, the Registrant identified material weaknesses in its internal controls and procedures relating to insufficient resources and personnel, the lack of a separate standing audit committee, its management team’s lack of formal training in this area, and insufficient segregation of duties on our internal team. As a result, the Registrant concluded that its disclosure controls and procedures were not effective as of the end of the period covered by those reports. Enerpulse will need to hire additional financial reporting, internal controls and other finance staff in order to develop and implement appropriate internal controls and reporting procedures as required by applicable securities regulations for public companies, which we may not be able to do on a timely basis or at all. Additionally, any of our efforts to improve our internal controls and design, implement and maintain an adequate system of internal controls will require that we expend significant resources. Moreover, even if we are able to hire and retain such additional personnel and are able implement other measures aimed at remediating the current and any future additional material weaknesses identified in our internal controls and procedures, we may nonetheless fail to remediate all weaknesses and fail to establish and/or maintain adequate internal controls and procedures.

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Shares of our common stock that have not been registered under federal securities laws, regardless of whether such shares are restricted or unrestricted, are subject to resale restrictions imposed by Rule 144, including those set forth in Rule 144(i) which apply to a “shell company.” In addition, any shares of our common stock that are held by affiliates, including any received in a registered offering, will be subject to the resale restrictions of Rule 144(i)

Pursuant to Rule 144 (“Rule 144”) of the Securities Act of 1933, as amended (the “Securities Act”), a “shell company” is defined as a company that has no or nominal operations and either no or nominal assets; assets consisting solely of cash and cash equivalents; or assets consisting of any amount of cash and cash equivalents and nominal other assets. As such, we may be deemed a “shell company” pursuant to Rule 144 prior to the closing of the Merger, and as such, sales of our securities pursuant to Rule 144 are not permitted until a period of at least 12 months has elapsed from the date on which this Current Report on Form 8-K, reflecting our status as a non-“shell company”, is filed with the SEC. Therefore, any restricted securities we sell in the future or issue to consultants or employees in consideration for services rendered or for any other purpose will have no liquidity until and unless such securities are registered under the Securities Act and/or until a year after the date of the filing of this Current Report on Form 8-K, provided that we and the selling stockholder are in compliance with the other requirements of Rule 144. As a result, it will be more difficult for us to raise funding to support our operations through the sale of debt or equity securities unless we agree to register such securities under the Securities Act, which could cause us to expend additional time and cash resources. Further, it may be more difficult for us to compensate our employees and consultants with our securities instead of cash. Our previous status as a “shell company” could also limit our use of our securities to pay for any acquisitions we may seek to pursue in the future (although none are currently planned), which could cause the value of our securities, if any, to decline in value or become worthless. In addition, any shares held by affiliates, including shares received in any registered offering, will be subject to the resale restrictions of Rule 144(i).

We do not intend to pay cash dividends on our capital stock in the foreseeable future

We have never declared or paid any dividends on our shares and do not anticipate paying any such dividends in the foreseeable future. Any future payment of cash dividends would depend on our financial condition, contractual restrictions, solvency tests imposed by applicable corporate laws, results of operations, anticipated cash requirements and other factors and will be at the discretion of the our Board of Directors. Our stockholders should not expect that we will ever pay cash or other dividends on our outstanding capital stock.

If equity research analysts do not publish research or reports about our business, or if they issue unfavorable commentary or downgrade our common stock, the market price of our common stock will likely decline

The trading market for our common stock will rely in part on the research and reports that equity research analysts, over whom we have no control, publish about us and our business. We may never obtain research coverage by securities and industry analysts. If no securities or industry analysts commence coverage of our company, the market price for our common stock could decline. In the event we obtain securities or industry analyst coverage, the market price of our common stock could decline if one or more equity analysts downgrade our common stock or if those analysts issue unfavorable commentary, even if it is inaccurate, or cease publishing reports about us or our business.

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DESCRIPTION OF PROPERTY

The principal executive offices for the Registrant are located at 2451 Alamo Ave SE, Albuquerque, NM 81706. The property consists of a mixed use commercial office, production, and warehouse facility of 13,400 square feet. We perform all our manufacturing and research and development activities at this location. The monthly rent for this property and related expenses are $8,000 per month, including base rent, utilities, and property taxes.

We are currently renting our offices under a two-year lease extension from the original March 2007 lease with an annual rent of $50,000 in 2013. This lease extension ends on February 28, 2014. We currently do not own any real property. We believe our present offices are suitable for our current and planned near-term operations and we plan to renegotiate a new lease in 2014.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of the results of operations and financial condition of Enerpulse for the fiscal years ended December 31, 2012 and 2011 and the six months ended June 30, 2013 and 2012 should be read in conjunction with the financial statements of Enerpulse, and the notes to those financial statements that are included elsewhere in this Form 8-K. Our discussion includes forward-looking statements based upon current expectations that involve risks and uncertainties, such as our plans, objectives, expectations and intentions. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of a number of factors, including those set forth under the Risk Factors, Cautionary Notice Regarding Forward-Looking Statements and Business sections in this Form 8-K. We use words such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “could,” and similar expressions to identify forward-looking statements.

Overview

L2 Medical Development Company

L2 Medical Development Company (the “Company”) was incorporated in the State of Nevada on May 3, 2010, under the name “SMSA Katy Acquisition Corp.,” to effect the reincorporation of Senior Management Services of Katy, Inc., a Texas corporation, or SMSA Katy, from Texas to Nevada (which was completed by a merger of Senior Management Services of Katy, Inc. into SMSA Katy on May 12, 2010) as part of the implementation of a Chapter 11 reorganization plan of SMSA Katy and its affiliated companies, or the SMS Companies, which filed a petition for Chapter 11 reorganization on January 17, 2007. During the three years prior to filing the reorganization petition, the SMS Companies operated a chain of skilled nursing homes in Texas, which prior to the bankruptcy proceedings consisted of 14 nursing facilities, ranging in size from approximately 114 beds to 325 beds. In 2005, the SMS Companies obtained a secured credit facility from a financial institution, which eventually was comprised of an $8.3 million term loan and a revolving loan of up to $15 million. By late 2006, the SMS Companies were in an “overadvance” position, whereby the amount of funds by the lender exceeded the amount of collateral eligible to be borrowed under the credit facility.

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Beginning in September 2006, the SMS Companies entered into the first of a series of forbearance agreements whereby the lender agreed to forebear from declaring the financing in default provided that the SMS Companies obtained a commitment from a new lender to refinance and restructure the credit facility. The SMS Companies were unsuccessful in obtaining a commitment from a new lender and, on January 5, 2007, the lender declared the SMS Companies in default and commenced foreclosure and collection proceedings. Subsequently, on January 17, 2007, the SMS Companies filed a petition for reorganization under Chapter 11 of the Bankruptcy Code.

The First Amended, Modified Chapter 11 Plan, or the Plan, as presented by the SMS Companies and their creditors was approved by the United States Bankruptcy Court, Northern District of Texas – Dallas Division, on August 1, 2007. The Plan provided that certain identified claimants as well as unsecured creditors, in accordance with the allocation provisions of the Plan, and the Company’s new controlling stockholder would receive “new” shares of our post-reorganization common stock, pursuant to Section 1145(a) of the Bankruptcy Code.

Halter Financial Group, Inc., or Halter Financial, participated with the SMS Companies and their creditors in structuring the Plan. As part of the Plan, Halter Financial provided $115,000 to be used to pay professional fees associated with the Plan confirmation process. Halter Financial was granted an option to be repaid through the issuance of equity securities in 23 of the SMS Companies, including the Company. Halter Financial exercised the option and as provided in the Plan 80% of our outstanding common stock, or 400,000 shares, was issued to Halter Financial in satisfaction of Halter Financial’s administrative claims. The remaining 20% of our outstanding common stock, or 100,016 shares, was issued to 566 holders of unsecured debt. The 500,016 shares were issued pursuant to Section 1145 of the Bankruptcy Code. Effective September 26, 2007, Halter Financial transferred its 400,000 shares to Halter Financial Investments, L.P., or HFI, a Texas limited partnership controlled by Timothy P. Halter. Mr. Halter also served as the Company’s president and sole director from the Company’s incorporation on May 3, 2010 until May 9, 2012, when he was replaced by Matthew C. Lipton.

The Company was subject to the jurisdiction of the bankruptcy court until it consummated a stock purchase transaction with Matthew C. Lipton in May 2012. As the Company timely consummated a merger or acquisition with a qualifying entity, the Company filed a certificate of compliance with the bankruptcy court which stated that the requirements of the Plan had been met, resulting in the discharge to be deemed granted. Thereafter, the post discharge injunction provisions set forth in the Plan and the confirmation order became effective.

On September 4, 2013, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Enerpulse, Inc., a Delaware corporation (“Enerpulse”), and Enerpulse Merger Sub, Inc., a Delaware Corporation, (“Merger Sub”) the Company’s wholly owned subsidiary formed for the purpose of the transaction, pursuant to which Merger Sub merged with and into Enerpulse and Enerpulse thereby became the wholly owned subsidiary of the Company (the “Merger”). Upon the closing of the Merger, the Company has abandoned its prior business plan and is now pursuing the business and plan of operations of Enerpulse. The Merger closed on September 4, 2013.

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The Company’s management’s discussion and analysis of its financial condition and results of operations are only based on Enerpulse’s current business. The Company’s previous shell company’s results of operations are immaterial and will not be included in the discussion below. Key factors affecting the Company’s results of operations include revenues, cost of revenues, operating expenses and income and taxation.

Enerpulse

Enerpulse, Inc. referred to in this discussion and analysis set forth below as “Enerpulse” was originally incorporated on May 29, 1998 under the name Combustion Technology Products, Corp. under the laws of the State of New Mexico. On January 20, 2004, Combustion Technology Products, Corp. changed its name to Enerpulse, Inc., merged with Enerpulse, Inc. a Delaware corporation, and became a Delaware corporation.

Enerpulse designed, developed and commercialized a capacitor-based Precise Combustion Ignition (PCI) technology for use in the automotive original equipment manufacturer (OEM) market and the automotive aftermarket. Its PCI technology, found in Enerpulse’s PULSTAR® units, fits directly into existing internal combustion engine (ICE) systems and fuel delivery infrastructures. Unlike other solutions utilizing electric and/or hybrid propulsion systems, Enerpulse’s technology doesn’t rely on massive changes to vehicle drive systems or fuel or power infrastructures for its success. Its PCI technology is ready for immediate deployment into existing vehicles (aftermarket) and the vast majority of new vehicles being produced around the world (OEM).

This discussion and analysis is a discussion of the financial condition and results of operation of Enerpulse solely, and not of the financial conditions and results of operations of the Company.

Critical Accounting Policies and Estimates

While Enerpulse’s significant accounting policies are more fully described in Note 2 to its financial statements, below, we believe that the following accounting policies are the most critical to aid you in fully understanding and evaluating this management discussion and analysis.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Significant items subject to such estimates and assumptions include the valuation of certain long-lived assets, useful lives of property and equipment and intangible assets, share-based compensation, valuation allowances for accounts receivable and deferred income tax assets and exposure to warranty and other contingent liabilities. Actual results may differ from these estimates.

Accounts Receivable

Enerpulse has a policy of reserving for uncollectible accounts based on its best estimate of the amount of probable credit losses in its existing accounts receivable. It periodically reviews its accounts receivable to determine whether an allowance is necessary based on an analysis of past due accounts and other factors that may indicate that the realization of an account may be in doubt. Account balances deemed to be uncollectible are charged to the allowance after all means of collection have been exhausted and the potential for recovery is considered remote.

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Property and Equipment

Property and equipment are stated at cost less accumulated depreciation. Depreciation is calculated using the straight-line method over the estimated useful lives of the assets ranging from three to ten years. The estimated useful lives of the assets are as follows:

Description	Estimated Useful Lives
Vehicles, machinery and equipment	5 to 10 years
Office furniture and equipment	7 years
Software	3 years
Leasehold improvements	7 years or lease term, whichever is shorter

Revenue Recognition

Enerpulse generates revenue from the sale of its aftermarket product Pulstar® and its automotive OEM and Gas PCI technology. Revenue is recognized in accordance with the Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) subtopic 605-10, “Revenue” (ASC 605-10) which requires that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred or services have been rendered; (3) the selling price is fixed or determinable; and (4) collectability is reasonably assured. With regard to the sale of products, delivery is not considered to have occurred, and, therefore, no revenues are recognized, until the customer has taken title to the products and assumed the risks and rewards of ownership of the products specified in the purchase order or sales agreement. This generally occurs upon shipment to the customer. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related revenue is recorded.

Research and Development Costs

Research and development costs are expensed as incurred.

Share Based Compensation

FASB ASC 718 “Compensation – Stock Compensation” prescribes accounting and reporting standards for all stock-based payments awarded to employees, including employee stock options, restricted stock, employee stock purchase plans and stock appreciation rights. Enerpulse accounts for stock options to employees and nonemployee board members based on the estimated fair value at the date of the grant of the option. It measures the cost of employee services received in exchange for stock options based on the grant date fair value of the award and recognizes the cost over the period the employee is required to provide services for the award.

Enerpulse generally utilizes the Black-Scholes option-pricing model to determine fair value of stock option awards. Key assumptions include applicable volatility rates, risk-free interest rates and the instrument’s expected remaining life. These assumptions require significant management judgment.

Income Taxes

Enerpulse accounts for income taxes under FASB ASC 740 “Income Taxes.” Under the asset and liability method of FASB ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under FASB ASC 740, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that we will not realize tax assets through future operations.

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Intangible Assets

Intangible assets subject to amortization include trademarks and patents which are being amortized on a straight-line basis over the shorter of their legal lives or estimated economic life.

Long-lived Assets

In accordance with FASB ASC 360, “Property, Plant, and Equipment,” Enerpulse reviews for impairment of long-lived assets and certain identifiable intangibles whenever events or circumstances indicate that the carrying amount of assets may not be recoverable.  It considers the carrying value of assets may not be recoverable based upon its review of the following events or changes in circumstances: the asset’s ability to continue to generate income from operations and positive cash flow in future periods; loss of legal ownership or title to the assets; significant changes in its strategic business objectives and utilization of the asset; or significant negative industry or economic trends.  An impairment loss would be recognized when estimated future cash flows expected to result from the use of the asset are less than its carrying amount.

Inventory

Inventory is stated at the lower of cost or market and consists of various ignition components, high voltage cables, spark plugs, and high voltage capacitors. Inventory is separated by raw goods, work in progress, and finished goods. The inventory cost method is first-in, first-out. Indirect overhead and indirect labor are allocated on a per unit basis during the work in progress and finished goods stage of production.

Financial Instruments

Enerpulse determines the fair value of its financial instruments based on the hierarchy established FASB ASC 820, “Fair Value Measurements and Disclosures.” The three levels of inputs used to measure fair value are as follows:

•	Level 1: Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities;

•	Level 2: Quoted prices in markets that are not active, or inputs which are observable, either directly or indirectly, for substantially the full term of the asset or liability.

•	Level 3: Prices or valuation techniques that require inputs that are both significant to the fair value measurement and unobservable (i.e., supported by little or no market activity).

The carrying amounts of the financial instruments are reasonable estimates of their fair values due to their short-term nature or proximity to market rates for similar debt.

New Accounting Pronouncements

From time to time, new accounting pronouncements are issued by FASB that Enerpulse adopts as of the specified effective date. Management believes that the impact of recently issued standards, which are not yet effective, will not have a material impact on Enerpulse’s financial statements upon adoption.

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The following discussion of Enerpulse’s results of operations should be read together with the financial statements included in this Current Report on Form 8-K. The period to period comparisons of annual and interim results of operations that follow are not necessarily indicative of future results.

Results of Operations for the Twelve-month Period Ended December 31, 2013 vs. 2012

Sales

Sales decreased by 13% from $826 thousand in 2011 to $720 thousand in 2012 as a result of three years of limited automotive aftermarket consumer advertising which was constrained by funding allocation to automotive OEM market development activities.

Cost of Sales

Cost of sales decreased by 19% from $515 thousand in 2011 to $417 thousand in 2012, due to a corresponding decrease in sales and a reduction in manufacturing cost. Enerpulse currently anticipates that its cost of sales will decrease as a percentage of sales with manufacturing process improvements and greater per unit volume. Enerpulse was able to reduce the cost of key components such as the shell and insulator by about 45% and 55% each respectively by qualifying additional vendor sources in 2012. The raw materials “component costs” are primarily driven by a few key items. The center electrode, the shell containing the ground electrode, and the insulator are all standard components to a conventional spark plug, but can have the most negative impact to the cost of a finished good. Most materials are not unique and are easily obtained through various suppliers, but center and ground electrodes, if made or coated with precious metals such as iridium or platinum can fluctuate in price. Also, transportation cost drive landed costs up. At low volume landed cost for each component can double the price if flown air freight versus on the ocean or by ground.

Gross Profit

Gross profit decreased by 2% from $311 thousand in 2011 to $303 thousand in 2012 as a result of the decrease in sales offset by a decrease in cost of sales. The gross profit margin was 42.1% in 2012, which is slightly higher than that of 37.6% in 2011 due to the primarily in a decrease in cost of sales in 2012.

Operating Expenses

Operating expenses increased by 12% from $2.4 million in 2011 to $2.7 million in 2012, primarily as a result of an increase in general and administrative expense related to wages.

Other income (expense)

Other income (expense) increased to a net other expense of $300 thousand in 2012 from a net other income of $26 thousand in 2011. The increase in expense is primarily related to a beneficial conversion feature recorded on certain notes payable issued in June 2012 that were converted into preferred stock in October 2012.

Net Loss Attributable to Common Stockholders

In 2012, Enerpulse had a loss attributable to common stockholders of $2.7 million as compared to $2.1 million in 2011. The increase in 2012 was primarily related to product and business development activities and costs associated with the infrastructure necessary to support its operations, as well as the beneficial conversion feature recorded on certain notes payable.

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Results of Operations for the Six-month Period Ended June 30, 2013 vs. 2012

Sales

Sales decreased by 35% from $427 thousand in 2012 to $276 thousand in 2013 as a result of fewer stocking orders by “big-box” automotive retailers in the first six months of 2013 over 2012. This was due to Enerpulse’s business decision to allocate more funding to automotive OEM business development activities rather than to further expansion of automotive aftermarket distribution.

Cost of Sales

Cost of sales decreased by 14% from $239 thousand in 2012 to $206 thousand in 2013, primarily due to the corresponding decrease in sales offset by lower manufacturing yields due to a transition to new component suppliers and implementation of more stringent production control testing. Enerpulse anticipates that its cost of sales will decrease as a percentage of sales in the future with higher quality suppliers, improved manufacturing processes, more stringent in-process testing, greater per unit volume and improved yields.

Gross Profit

Gross profit decreased by 63% from $188 thousand in 2012 to $70 thousand in 2013 as a result of the decrease in sales and increase in cost of sales. The gross profit margin was 25% in 2013, which is lower than that of 44% in 2012 due primarily to increased cost of sales due to higher scrap from additional end of line testing protocols and transition to new components. Subsequent to the period ending June 30, 2013, yields have moved back to normal range with improved profitability.

Operating Expenses

Operating expenses increased by 25% from $1.2 million in 2012 to $1.5 million in 2013 as a result of an increase in advertising expense, third party testing, and staffing cost associated with new technical position hires.

Net Loss Attributable to Common Stockholders

For the six months ended June 30, 2013, Enerpulse had a loss attributable to common stockholders of $1.6 million as compared to $1.0 million for the six months ended June 30, 2012. The increase in 2013 primarily related to product and business development activities and costs associated with the infrastructure necessary to support our operations, combined with a decrease in sales.

Liquidity and Capital Resources

As of June 30, 2013, Enerpulse had cash on hand of $369,799 and positive working capital of $477,600. Enerpulse believes that its cash on hand and working capital will not be sufficient to meet its anticipated cash requirements for the next 12 months. To date, Enerpulse’s working capital has been a combination of private investments, stockholder capital contributions, and advances through promissory notes.

Net cash used in operating activities was $1,617,042 and $868,972 for the six months ended June 30, 2013 and 2012, respectively. The increase is mainly attributable to increases in net loss of $398,813, a decrease in liabilities of $333,427, and increase inventory of $37,150.

Cash used in investing activities was $49,184 and $90,930 for the six months ended June 30, 2013 and 2012, respectively, consisting of the purchase of equipment and intellectual property.

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Cash provided by (used in) financing activities was $919,155 and ($21,305) for the six months ended June 30, 2013 and 2012, respectively. During the six months ended June 30, 2013, Enerpulse received cash from the issuance of preferred stock in the amount of $1,010,000 and made repayments on debt of $90,845. In August 2013, Enerpulse secured a convertible promissory note for $1,750,000, which paid off an existing term note for $363,888.87.

Enerpulse’s cash position decreased to $369,799 at June 30, 2013 compared to $1,116,870 at December 31, 2012, for the reasons described above.

As of June 30, 2013, Enerpulse has outstanding notes payable totaling $468,872, of which $166,667, is classified as short-term. Interest expense incurred on all debt, was $12,064 and $13,807 for the six months ended June 30, 2013 and 2012, respectively.

In October 2012, Enerpulse entered into a financing agreement to raise $3,260,000 in two tranches through the sale of shares of its preferred stock at $0.64 per share and warrants to purchase one share of our common stock with an exercise price of $0.768 per share. As of December 31, 2012, it had received $2,250,000. As of June 30, 2013 Enerpulse received an additional $1,010,000 under this private placement and issued the related 2,546,877 warrants.

Enerpulse will be seeking long term capital to execute its business plan and gain ongoing positive cash flow. Enerpulse’s base monthly expenses total approximately $250,000, but this will increase to approximately $400,000 in 2014. In order to successfully execute its business plan including the planned development and marketing of current products, an additional $8 to $10.0 million will be required in long term financing which will be used for hiring additional personnel, inventory buildup, product develop, third party testing and marketing efforts.

Enerpulse’s current cash requirements are significant due to planned development of new product for the natural gas and vehicular OEM markets, marketing of its current aftermarket products, and increased staffing in order to execute its planned strategy. It anticipates generating losses through 2013 and into 2014, but believe the natural gas and aftermarket can break even in late 2014. In order to execute on Enerpulse’s business strategy, it will require additional working capital commensurate with the operational needs of planned marketing, development and production efforts. Enerpulse anticipates that it will be able to raise sufficient amounts of working capital through debt or equity offerings as may be required to meet short-term obligations. However, changes in operating plans, increased expenses, acquisitions, or other events, may cause Enerpulse to seek additional equity or debt financing in the future. Enerpulse expects to incur additional marketing, development and production expenses. Accordingly, it expects to continue to use debt and equity financing to fund operations for the foreseeable future as Enerpulse looks to expand its asset base and fund marketing, development and production of the PCI product.

Enerpulse generated minimal revenue in the automotive aftermarket and therefore it does not internally generate adequate cash flows to support its existing operations. Moreover, the historical and existing capital structure is not adequate to fund its planned growth. Enerpulse intends to finance its operations by issuing additional common stock through a public offering. There can be no assurance that Enerpulse will be successful in procuring the financing it is seeking, but it has engaged Roth Capital to assist in the capital raise. Future cash flows are subject to a number of variables, including the level of production, economic conditions and maintaining cost controls. There can be no assurance that operations and other capital resources will provide cash in sufficient amounts to maintain planned or future levels of capital expenditures.

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To meet future objectives, Enerpulse will need to meet revenue targets and sell additional equity and debt securities, which most likely will result in dilution to current stockholders of the Company. Enerpulse may also seek additional loans where the incurrence of indebtedness would result in increased debt service obligations and could require the Company to agree to operating and financial covenants that would restrict operations. Financing may not be available in amounts or on terms acceptable to the Company and Enerpulse, if at all. Any failure to raise additional funds on terms favorable to the Company and Enerpulse, or at all, could limit Enerpulse’s ability to expand business operations and could harm overall business prospects. In addition, Enerpulse cannot be assured of profitability in the future.

The Company’s ability to continue as a going concern in 2014 is dependent upon Enerpulse’s ability to continue operations and achieve a level of profitability. The Company intends to finance Enerpulse’s operations by issuing additional common stock. The failure to achieve the necessary levels of profitability and obtain the additional funding would be detrimental to the Company.

Contractual Obligations and Off-Balance Sheet Arrangements

Contractual Obligations

The following table summarizes Enerpulse’s contractual obligations and the effect these obligations are currently expected to have on its liquidity and cash flow in future periods, over the periods shown:

	Payments due by Period
	Less than	One to	Three to	More Than
	One Year	Three Years	Five Years	Five Years	Total
Operating Lease Obligations	$30,000	$-	$-	$-	$30,000
Long-Term Debt Obligations	181,860	136,395	167,933	-	486,188
Capital Lease Obligations	9,456	14,184	-	-	23,640
TOTAL	$221,316	$150,579	$167,933	$-	$539,828

The above table outlines Enerpulse’s obligations as of June 30, 2013 and does not reflect any changes in its obligations that have occurred after that date. Long-term debt in the three to five years column includes an interest component based on the terms of the note, which is based on the Federal Funds rate as of January 1st of each year.

Off-Balance Sheet Arrangements

Enerpulse has no off-balance sheet arrangements.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership Prior to the Merger

The Company has one class of its stock outstanding, its common stock. The following table sets forth certain information as of September 4, 2013, immediately prior to the closing of the Merger and prior to giving effect to the cancellation of shares surrendered by Matthew C. Lipton, with respect to the beneficial ownership of our common stock for (i) each director and officer, (ii) all of our directors and officers as a group, and (iii) each person known to us to own beneficially five percent (5%) or more of the outstanding shares of our common stock. As of September 4, 2013, immediately prior to the closing of the Merger and prior to giving effect to the cancellation of the shares of common stock surrendered by Matthew C. Lipton, there were 10,030,612 shares of common stock outstanding.

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To our knowledge, except as indicated in the footnotes to this table or pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to the shares of common stock indicated.

Name and Address of Beneficial Owner(1)	Shares Beneficially Owned	Percentage Beneficially Owned(2)
Directors and Executive Officers
Matthew C. Lipton 13050 Pennystone Drive Farmers Branch, TX 75244	9,500,000	94.7%

All Officers and Directors as a Group	9,500,000	94.7%
5% Shareholders

None.

(1)	Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act. Pursuant to the rules of the SEC, shares of common stock which an individual or group has a right to acquire within 60 days pursuant to the exercise of options or warrants are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be beneficially owned and outstanding for the purpose of computing the percentage ownership of any other person shown in the table.

(2)	Based on 10,030,612 shares of our common stock outstanding as of September 4, 2013, prior to the closing of the Merger and prior to giving effect to the cancellation of shares surrendered by Matthew C. Lipton.

Security Ownership After the Merger

The following table sets forth certain information as of September 5, 2013, after giving effect to the Closing of the Merger and the conversion of the note issued to Freepoint by Enerpulse prior to the Merger, with respect to the beneficial ownership of our common stock for (i) each director and officer, (ii) all of our directors and officers as a group, and (iii) each person known to us to own beneficially five percent (5%) or more of the outstanding shares of our common stock. As of September 5, 2013, after giving effect to the Closing of the Merger and the conversion of the note issued to Freepoint by Enerpulse prior to the Merger, there were 8,863,668 shares of common stock outstanding.

To our knowledge, except as indicated in the footnotes to this table or pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to the shares of common stock indicated.

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Name and Address of Beneficial Owner(1)	Shares Beneficially Owned	Percentage Beneficially Owned(2)
Directors and Executive Officers
Joseph E. Gonnella (3)	48,726	*
Louis S. Camilli (4)	500,793	5.6%
Bryan C. Templeton (5)	23,203	*
Michael C. Hammons (6)	5,230,381	52.2%

All Officers and Directors as a Group	5,803,103	57.2%
5% Shareholders
Sail Entities (7)	5,230,381	52.2%
Altira Technology Fund IV LP (8)	1,250,356	14.0%
Boeckmann Family Revocable Trust (9)	675,876	7.4%
Freepoint Commerce Marketing LLC (10)	773,775	8.6%

* Less than 1%

(1)	Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act. Pursuant to the rules of the SEC, shares of common stock which an individual or group has a right to acquire within 60 days pursuant to the exercise of options or warrants are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be beneficially owned and outstanding for the purpose of computing the percentage ownership of any other person shown in the table.

(2)	Based on 8,863,668 shares of our common stock outstanding as of September 5, 2013, after giving effect to (a) the Closing of the Merger and (b) the conversion of the note issued to Freepoint by Enerpulse prior to the Merger.

(3)	Represents 48,726 shares of our common stock underlying vested options that are exercisable within 60 days of September 5, 2013. The business address for this person is 2451 Alamo Ave SE, Albuquerque, NM 87106.

(4)	Includes 15,537 shares of our common stock underlying warrants that are exercisable within 60 days of September 5, 2013 and 34,820 shares underlying vested options that are exercisable within 60 days of September 5, 2013. The business address for this person is 2451 Alamo Ave SE, Albuquerque, NM 87106.

(5)	Represents 23,203 shares underlying vested options that are exercisable within 60 days of September 5, 2013. The business address for this person is 2451 Alamo Ave SE, Albuquerque, NM 87106.

(6)

Mr. Hammons has a carried interest as a partner in Sail Venture Management, LLC, Sail Venture Partners, LLC and Sail Venture Partners II, LLC, the management company and respective general partners of the Sail Entities, Sail Venture Partners I and Sail Venture Partners II. Additionally, Mr. Hammons’ beneficial ownership over all shares of the Company held by the collective Sail Entities is derived from his position as the partner designated to manage the ownership in the Company by Sail Venture Management and Sail Capital Management.

The business address for this person is 3161 Michelson Drive, Suite 750, Irvine, California 92612.

(7)

For purposes of disclosure herein, the “Sail Entities” consist of Sail Venture Partners I, LP (“Sail Venture Partners”), Sail Venture Partners II, LP (“Sail Venture Partners II”), Sail Co-Investment Partners Cayman, LP (“Sail Co-Investment Partners Cayman”), Sail 2010 Co-Investment Partners, LP (“Sail 2010 Co-Investment Partners”), Sail Pre-Exit Acceleration Fund, LP (“Sail Pre-Exit Acceleration”) and Sail Sustainable Louisiana II, LP. (“Sail Sustainable Louisiana”).

The principal business of Sail Venture Partners, LLC, is to act as a general partner of Sail Venture Partners.  Sail Venture Partners, LLC, as general partner of Sail Venture Partners, may be deemed to beneficially own the securities owned by Sail Venture Partners insofar as it has the power to direct the voting and disposition of such securities. The manager of Sail Venture Partners, LLC is Sail Venture Management, LLC (“Sail Venture Management”). A principal business of Sail Venture Management is to act as the manager of Sail Venture Partners, LLC. Sail Venture Management, as manager of Sail Venture Partners, LLC, may be deemed to beneficially own the securities owned by Sail Venture Partners, LLC insofar as it has the power to direct the voting and disposition of such securities. The managing members of Sail Venture Management are Walter L. Schindler, an individual, (“Schindler”) and F. Henry Habicht II, an individual (“Habicht”) (the “Sail Managing Members”). A unanimous vote of the Sail Managing Members is required to vote or dispose of the Company's securities held by Sail Venture Partners.

The principal business of Sail Venture Partners II, LLC, is to act as a general partner of Sail Venture Partners II.  Sail Venture Partners II, LLC, as general partner of Sail Venture Partners II, may be deemed to beneficially own the securities owned by Sail Venture Partners II insofar as it has the power to direct the voting and disposition of such securities. The manager of Sail Venture Partners II, LLC, is Sail Venture Management. A principal business of Sail Venture Management is to act as the manager of Sail Venture Partners II, LLC. Sail Venture Management, as manager of Sail Venture Partners II, LLC, may be deemed to beneficially own the securities owned by Sail Venture Partners II, LLC insofar as it has the power to direct the voting and disposition of such securities. The managing members of Sail Venture Management are Schindler and Habicht (the “Sail II Managing Members”). A unanimous vote of the Sail II Managing Members is required to vote or dispose of the Company's securities held by Sail Venture Partners II.

The principal business of Sail Holdings II, LLC is to act as general partner of Sail Co-Investment Partners Cayman. Sail Holdings II, LLC, as general partner of Sail Co-Investment Partners Cayman, may be deemed to beneficially own the securities owned by Sail Co-Investment Partners Cayman insofar as it has the power to direct the voting and disposition of such securities. Sail Capital Management, LLC (“Sail Capital Management”) and Sail Cayman Adolfo Management, LLC (“Sail Cayman Adolfo Management”) are co-managers of Sail Holdings II, LLC. A principal business of Sail Capital Management is to act, along with Sail Cayman Adolfo Management, as a manager of Sail Holdings II, LLC. Sail Capital Management and Sail Cayman Adolfo Management, as co-managers of Sail Holdings II, LLC, may be deemed to beneficially own the securities owned by Sail Holdings II, LLC insofar as it has the power to direct the voting and disposition of such securities.  The managing members of Sail Capital Management are Schindler and Habicht (the “Sail Holdings II Managing Members”). A unanimous vote of the Sail Holdings II Managing Members is required to vote or dispose of the Company's securities held by Sail Co-Investment Partners Cayman.

The principal business of Sail 2010 Co-Investment GP, LLC (“Sail 2010 Co-Investment GP”) is to act as general partner of Sail 2010 Co-Investment. Sail 2010 Co-Investment GP, as general partner of Sail 2010 Co-Investment, may be deemed to beneficially own the securities owned by Sail 2010 Co-Investment insofar as it has the power to direct the voting and disposition of such securities. Sail Capital Management is the manager of Sail 2010 Co-Investment GP. A principal business of Sail Capital Management is to act as manager of Sail 2010 Co-Investment GP. Sail Capital Management, as manager of Sail 2010 Co-Investment GP, may be deemed to beneficially own the securities owned by Sail 2010 Co-Investment GP insofar as it has the power to direct the voting and disposition of such securities.  The managing members of Sail Capital Management are Schindler and Habicht (the “Sail 2010 Managing Members”). A unanimous vote of the Sail 2010 Managing Members is required to vote or dispose of the Company's securities held by Sail 2010 Co-Investment.

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The principal business of Sail Capital Partners, LLC is to act as general partner of Sail Pre-Exit Acceleration. Sail Capital Partners, LLC, as general partner of Sail Pre-Exit Acceleration, may be deemed to beneficially own the securities owned by Sail Pre-Exit Acceleration insofar as it has the power to direct the voting and disposition of such securities. Sail Capital Management is the manager of Sail Capital Partners, LLC. A principal business of Sail Capital Management is to act as manager of Sail Capital Partners, LLC. Sail Capital Management, as manager of Sail Capital Partners, LLC, may be deemed to beneficially own the securities owned by Sail Capital Partners, LLC insofar as it has the power to direct the voting and disposition of such securities.  The managing members of Sail Capital Management are Schindler and Habicht (the “Sail Capital Partners Managing Members”). A unanimous vote of the Sail Capital Partners Managing Members is required to vote or dispose of the Company's securities held by Sail Pre-Exit Acceleration.

The principal business of Sail Sustainable Partners of Louisiana, LLC is to act as general partner of Sail Sustainable Louisiana. Sail Sustainable Partners of Louisiana, LLC, as general partner of Sail Sustainable Louisiana, may be deemed to beneficially own the securities owned by Sail Sustainable Louisiana insofar as it has the power to direct the voting and disposition of such securities. Sail Capital Management is the manager of Sail Sustainable Partners of Louisiana, LLC. A principal business of Sail Capital Management is to act as manager of Sail Sustainable Partners of Louisiana, LLC. Sail Capital Management, as manager of Sail Sustainable Partners of Louisiana, LLC, may be deemed to beneficially own the securities owned by Sail Sustainable Partners of Louisiana, LLC insofar as it has the power to direct the voting and disposition of such securities.  The managing members of Sail Capital Management are Schindler and Habicht (the “Sail Sustainable Partners of Louisiana Managing Members”). A unanimous vote of the Sail Sustainable Partners of Louisiana Managing Members is required to vote or dispose of the Company's securities held by Sail Sustainable Louisiana.

The chart below sets for the record ownership of our common stock of each of the SAIL Entities.

The record ownership in the aggregate is 4,070,810 shares of our common stock.

Sail Venture Partners I, LP	816,958
Sail Venture Partners II, LP	2,378,529
Sail Co-Investment Partners Cayman, LP	437,624
Sail 2010 Co-Investment Partners, LP	54,703
Sail Pre-Exit Acceleration Fund, LP	270,350
Sail Sustainable Louisiana II, LP	112,646

Further, certain of the Sail Entities hold currently exercisable warrants to acquire additional shares of our restricted common stock from the Company. As such, each such Sail Entity listed below is deemed beneficially to own that number of “warrant” shares as is set forth next to its name. The aggregate number of shares underlying the warrants is 1,159,571 shares our common stock.

Sail Venture Partners II, LP	721,909
Sail Co-Investment Partners Cayman, LP	218,812
Sail 2010 Co-Investment Partners, LP	27,352
Sail Pre-Exit Acceleration Fund, LP	135,175
Sail Sustainable Louisiana II, LP	56,323

Finally, the chart below sets forth the record and beneficial ownership of our common stock of each of the Sail Entities. The record and beneficial ownership in the aggregate is 5,230,381 shares of our common stock.

Sail Venture Partners I, LP	816,958
Sail Venture Partners II, LP	3,100,438
Sail Co-Investment Partners Cayman, LP	656,436
Sail 2010 Co-Investment Partners, LP	82,055
Sail Pre-Exit Acceleration Fund, LP	405,525
Sail Sustainable Louisiana II, LP	168,969

The business address for Sail Venture Management, LLC, Sail Venture Partners, LLC, Sail Venture Partners II, LLC, Sail Holdings II, LLC, Sail Capital Management, Sail Cayman Adolfo Management, Sail Capital Partners, LLC, Sail Sustainable Partners of Louisiana, LLC, Schindler and Habicht, and for each of the Sail Entities is 3161 Michelson Drive, Suite 750, Irvine, California 92612.

(8)	Includes 78,881 shares of our common stock underlying warrants that are exercisable within 60 days of September 5, 2013.

Altira Group LLC is the Managing Member, and sole member, of Altira Management IV LLC, which is the General Partner of Altira Technology Fund IV L.P., or Fund IV. Altira Group LLC and Altira Management IV LLC are collectively referred to as the GP. Dirk McDermott is the managing member of Altira Group LLC. The GP and Mr. McDermott, have both voting power and investment power (including the right to exercise any or all of shares underlying the warrants) in respect of the shares of our common stock owned by Fund IV.

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The business address for Altira Group LLC, Altira Management IV LLC, Fund IV, the GP and Mr. McDermott is 1675 Broadway, Suite 2400, Denver, Colorado 80202.

(9)	Includes 225,292 shares of our common stock underlying a warrant that is exercisable within 60 days of September 5, 2013.

In their capacities as trustees, Herbert F. Boeckmann, II and Floy Jane Boeckmann have shared voting and investment power in respect of the shares of our common stock owned of record or beneficially by Boeckmann Family Revocable Trust.

The business address for Boeckmann Family Revocable Trust is 15505 Roscoe Blvd., North Hills, CA 91343.

(10)

Includes 87,500 shares of our common stock underlying a warrant that is exercisable within 60 days of September 5, 2013.

Freepoint Commodities Investments LLC is the sole managing member of Freepoint Commerce Marketing LLC.  Freepoint Commodities LLC is the sole managing member of Freepoint Commodities Investments LLC.  Robert Feilbogen and David Messer are the managers of Freepoint Commodities LLC.  In their capacities as managers of Freepoint Commodities LLC, Mr. Feilbogen and Mr. Messer have shared voting and dispositive power (including the right to exercise any or all of shares underlying the Freepoint Warrant) in respect of the shares of our common stock owned by Freepoint Commerce Marketing LLC.

The business address for Freepoint Commodities Investments LLC, Freepoint Commerce Marketing LLC, Freepoint Commodities LLC, Robert Feilbogen and David Messer is 58 Commerce Road, Stamford, CT 06902.

DIRECTORS AND EXECUTIVE OFFICERS

Current Officers and Directors:

Name	Age	Position
Joseph E. Gonnella	67	Chief Executive Officer
Louis S. Camilli	66	President, Secretary and Chief Technology Officer
Bryan C. Templeton	50	Chief Financial Officer and Treasurer
John R. Novak	65	Vice President of OEM Sales
Stephen F. Smith	61	Vice President of Manufacturing and Operations
Michael J. Hammons	43	Chairman of the Board and Director

Biographies

Joseph E. Gonnella, Chief Executive Officer – Mr. Gonnella is currently the Chief Executive Officer and a director of Enerpulse, Inc. Mr. Gonnella has been a director of Enerpulse since July 2004 and its Chief Executive Officer since May 2011. Prior to working with Enerpulse, Inc., Mr. Gonnella served as President and Chief Operating Officer of Drivesol, Inc. from January 2008 to September 2008. At that time, Drivesol was a manufacturer of electro-mechanical systems with sales of $350 million to the global automotive market. His responsibilities included oversight of Drivesol’s worldwide manufacturing and financial goals. From October 2000 to December, 2007 he was the President and Chief Executive Officer of Wabash Technologies, Inc., a company that designs and manufactures electronic components for the global automotive industry. Mr. Gonnella had full P&L responsibility for this $110 million business. As Senior Vice President of Engelhard Corporation from September 1992 to September 1999, the world’s largest producer of automotive catalytic converters, Mr. Gonnella led Engelhard’s $500 million Environmental Products Group. In June 1984, Mr. Gonnella established Interamerican Trade Corporation (ITC). ITC established US subsidiaries for off-shore manufacturers of automotive parts and managed their distribution to OEM and aftermarket channels. Mr. Gonnella served as president and COO of ITC and was responsible for negotiating contracts with off-shore manufacturers, managing their US subsidiaries and managing ITC’s global logistics. From June 1989 to August 1992, Mr. Gonnella was President of the Automotive Products Group of Amcast Industrial Corporation, which was a manufacturer of structural aluminum components for the US automotive industry. Here, Mr. Gonnella had full P&L responsibility and led multiple US-based manufacturing facilities. Mr. Gonnella started his career in operations at General Motors Corporation in 1973 and held various positions there until 1984, including Director of Industrial Engineering and Director of Overseas Ventures, in which he negotiated multiple joint ventures on behalf of General Motors. None of the aforementioned companies are a parent, subsidiary or affiliate of the Company, except for Enerpulse, Inc. Mr. Gonnella earned a BS degree in Industrial Management from Wright State University in 1973 and an MBA in Finance from the University of Dayton in 1981.

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Louis S. Camilli, President, Secretary and Chief Technology Officer – Mr. Camilli is currently the President and Chief Technology officer of Enerpulse, Inc. Mr. Camilli has held these positions since he founded the Company in May 1998. He is the developer of the PULSTAR® technology in which the Company holds a patent. From December 1994 to May 1998, Mr. Camilli served as president of HDI Systems, Inc., the incubator for all technology commercialized by the Company, where he developed and patented the first pulse power ignition devices. None of the aforementioned companies are a parent, subsidiary or affiliate of the Company, except for Enerpulse, Inc. Mr. Camilli obtained a BA in Mathematics from Texas A&M University in 1968 and was awarded an Honorary Doctorate from the Mexican Ecological Movement in 1987 for air quality work conducted in Mexico City.

Bryan C. Templeton, Chief Financial Officer and Treasurer - Mr. Templeton is currently the Chief Financial Officer of Enerpulse, Inc. Mr. Templeton has held this position since June, 2007. Prior to his time at Enerpulse, Inc., he served in various capacities from January 2001 to October 2006 for Sandia Foods, a franchise restaurant operator in the Southwest U.S., where he provided financial and operational support for over 60 restaurant operating managers throughout the Southwest. From 1985 to 2001, he worked at Mobil Oil where he held accounting and financials staff positions as well as supervisory positions. None of the aforementioned companies are a parent, subsidiary or affiliate of the Company, except for Enerpulse, Inc. Mr. Templeton earned a BBA in Finance from Baylor University in 1984 and an MBA in Finance from the University of North Texas in 1992.

John R. Novak, Vice President of OEM Sales – Mr. Novak is currently the as Vice President of OEM Sales of Enerpulse, Inc. Mr. Novak has held this position since January 2013. From April 2008 to December 2011, Mr. Novak was Vice President and Joint Representative Director for Ordeg, a joint venture between Umicore and OCI (Oriental Chemical Inc.) in Seoul Korea, which manufactured catalytic converters for HMC Motor Co. Mr. Novak was responsible for sales marketing and day to day operations and for maintaining the relationship between Umicore and OCI. Prior to his position with Ordeg, he served as Vice President of Sales at Wabash Technologies from February 2003 to March 2008 where he was responsible for worldwide sales and marketing. Prior to his time at Wabash, Mr. Novak was Vice President of Sales and Marketing at Engelhard Corporation where he was responsible for worldwide sales and the establishment and maintenance of five joint venture partnerships. In 1967, John began his career in OEM sales at Bendix, which supplies air brake components to the heavy duty truck industry, working in various positions until he became Director of Sales. None of the aforementioned companies are a parent, subsidiary or affiliate of the Company, except for Enerpulse, Inc. Mr. Novak has a degree in Industrial Engineering obtained in 1970 and a minor in Business Administration from Eastern Michigan University.

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Stephen F. Smith, Vice President Manufacturing and Operations - Mr. Smith is currently the Vice President of Manufacturing and Operations of Enerpulse, Inc. Mr. Smith has held this position since January 2009. He is a skilled technical manager, with more than 30 years of experience in spark plug development, manufacturing and operations. Prior to his position at Enerpulse, Inc., Mr. Smith was Delivery & Inventory Systems Manager for Flexible Products, a Tier I automotive supplier of rubber molded suspension products from October 2005 to July of 2008. From October of 1999 to September of 2002 he served as Operations Manager for Purolator Products producing heavy-duty starter drives and electric fuel pumps. From June of 1980 through January of 1998 he held several positions progressing from Engineering Manager to President and General Manager of Auburn Spark Plug Company, a supplier of spark plugs and igniters for industrial and aviation OEMs and aftermarkets. As a Senior Production Engineer from May 1974 through June 1980 he provided process development and improvements for spark plugs and oxygen sensors for AC Spark Plug, then a division of General Motors. None of the aforementioned companies are a parent, subsidiary or affiliate of the Company, except for Enerpulse, Inc. He earned a BSME from Kettering University (previously General Motors Institute) in 1974.

Michael J. Hammons, Chairman of the Board and Director. Mr. Hammons became our Chairman of our Board of Directors as of the closing of the Merger. Commencing in June 2010 until the closing of the Merger, he served as Enerpulse, Inc.’s Chairman of the Board. Since June of 2009, Mr. Hammons has been a partner at SAIL Capital Partners, LLC (and its predecessor, SAIL Venture Partners, LLC), an investor in energy and water technology companies and the management company of SAIL Venture Partners II, LP; SAIL Sustainable Louisiana, LP; SAIL Pre-Exit Acceleration Fund, LP; SAIL Pre-Exit Acceleration Fund II LP; SAIL 2010 Co-Investment Partners, LP; and SAIL 2011 Co-Investment Partners, LP. From September of 2008 through March of 2009, he was the chief executive officer of Vigilistics, Inc., a Mission Viejo, California-based software company and, from August of 2007 to May of 2008, the chief executive officer of Nexiant, Inc., an Irvine, California-based a provider of proprietary technology solutions for the maintenance, repair, and operations inventory space. Mr. Hammons received his BS in Industrial Engineering from California Polytechnic State University, San Luis Obispo, and his MBA from Harvard Business School.

We believe that Mr. Hammon’s extensive experience in growing companies, operational background and his experience as a Chief Executive Officer in various sectors, including technology and manufacturing companies, qualify him as a director of Enerpulse.

Terms of Office

The Company’s directors are appointed for a one-year term to hold office until the next annual general meeting of the Company’s shareholders or until removed from office in accordance with the Company’s bylaws and the provisions of the Nevada Revised Statutes. The Company’s directors hold office after the expiration of his or her term until his or her successor is elected and qualified, or until he or she resigns or is removed in accordance with the Company’s bylaws and the provisions of the Nevada Revised Statutes.

The Company’s officers are appointed by the Company’s Board of Directors and hold office until removed by the Board.

Involvement in Certain Legal Proceedings

No director, executive officer, significant employee or control person of the Company has been involved in any legal proceeding listed in Item 401(f) of Regulation S-K in the past 10 years.

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Committees of the Board

Our Board of Directors held no formal meetings during the fiscal year ended December 31, 2012. All proceedings of the Board of Directors were conducted by resolutions consented to in writing by the directors and filed with the minutes of the proceedings of the directors. Such resolutions consented to in writing by the directors entitled to vote on that resolution at a meeting of the directors are, according to the Nevada Revised Statutes and our bylaws, as valid and effective as if they had been passed at a meeting of the directors duly called and held. We do not presently have a policy regarding director attendance at meetings.

We do not currently have standing audit, nominating or compensation committees, or committees performing similar functions. Due to the size of our board, our Board of Directors believes that it is not necessary to have standing audit, nominating or compensation committees at this time because the functions of such committees are adequately performed by our Board of Directors. We do not have an audit, nominating or compensation committee charter as we do not currently have such committees. We do not have a policy for electing members to the board. Neither our current nor proposed directors are independent directors as defined in the NASDAQ listing standards.

It is anticipated that after the change in the Board of Directors in connection with the Merger, the Board of Directors will form separate compensation, nominating and audit committees.

Audit Committee

Our Board of Directors has not established a separate audit committee within the meaning of Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Instead, the entire Board of Directors acts as the audit committee within the meaning of Section 3(a)(58)(B) of the Exchange Act and will continue to do so upon the appointment of the proposed directors until such time as a separate audit committee has been established.

It is anticipated that after the change in the Board of Directors in connection with the Merger, the Board of Directors will form an audit committee including a financial expert.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, executive officers, and shareholders holding more than 10% of our outstanding Common Stock to file with the SEC initial reports of ownership and reports of changes in beneficial ownership of our Common Stock. Executive officers, directors, and persons who own more than 10% of our Common Stock are required by SEC regulations to furnish us with copies of all Section 16(a) reports they file.

Based solely upon a review of Forms 3, 4, and 5 delivered to us as filed with the SEC during our most recent fiscal year, none of our executive officers and directors, and persons who own more than 10% of our Common Stock failed to timely file the reports required pursuant to Section 16(a) of the Exchange Act, except that Matthew C. Lipton, our former Chief Executive Officer, President, Secretary and Chief Financial Officer, and a current director, who previously beneficially owned more than 10% of our common stock, failed to timely file a Form 3 or Form 4 to report such beneficial ownership. On August 15, 2013, Mr. Lipton filed a Form 3 to report his acquisition of 9,500,000 shares of our common stock on May 9, 2012.

Nominations to the Board of Directors

Our directors take a critical role in guiding our strategic direction and oversee the management of the Company. Board candidates are considered based upon various criteria, such as their broad-based business and professional skills and experiences, a global business and social perspective, concern for the long-term interests of the shareholders, diversity, and personal integrity and judgment.

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In addition, directors must have time available to devote to Board activities and to enhance their knowledge in the growing business. Accordingly, we seek to attract and retain highly qualified directors who have sufficient time to attend to their substantial duties and responsibilities to the Company.

In carrying out its responsibilities, the Board will consider candidates suggested by shareholders. If a shareholder wishes to formally place a candidate’s name in nomination, however, he or she must do so in accordance with the provisions of the Company’s Bylaws. Suggestions for candidates to be evaluated by the directors must be sent to the Board of Directors, c/o Enerpulse, Inc. 2451 Alamo Ave SE Albuquerque, New Mexico 87106.

Board Leadership Structure and Role on Risk Oversight

Matthew C. Lipton currently serves as a director with Michael C. Hammons. Mr. Hammons serves as the Company’s Chairman of the Board. As previously disclosed, effective ten days following our filing of a Schedule 14F-1 with the SEC and mailing the Schedule 14F-1 to our registered stockholders, Matthew C. Lipton’s resignation from our Board of Directors will become effective and Joseph E. Gonnella and Timothy L. Ford will be appointed to our Board. The Company determined this leadership structure was appropriate for the Company due to our small size and limited operations and resources. The Board of Directors will continue to evaluate the Company’s leadership structure and modify as appropriate based on the size, resources and operations of the Company.

Subsequent to the closing of the Merger, it is anticipated that the Board of Directors will establish procedures to determine an appropriate role for the Board of Directors in the Company’s risk oversight function.

Compensation Committee Interlocks and Insider Participation

No interlocking relationship exists between our board of directors and the board of directors or compensation committee of any other company, nor has any interlocking relationship existed in the past.

Family Relationships

There are no family relationships between or among the directors, executive officers or persons nominated or chosen by us to become directors or executive officers.

EXECUTIVE COMPENSATION

Board Compensation

While we have no formal arrangement to compensate directors for their services in their capacity as directors, prior to the Merger, Enerpulse has historically granted directors options in consideration of their service. Prior to the Merger, Timothy L. Ford, an Enerpulse director, was issued options under the Enerpulse equity incentive plan. In substitution for the options granted under the Enerpulse plan that have been terminated, Mr. Ford has been granted options under the Plan. Immediately following the Merger, options to purchase 14,916 shares of our common stock, of which options to purchase 11,601 shares are fully vested, were granted to Mr. Ford under the Plan.

Directors are not paid for meetings attended. However, we intend to review and consider future proposals regarding board compensation. All travel and lodging expenses associated with corporate matters are reimbursed by us, if and when incurred.

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Executive Compensation - Former Executive Officers

No director, officer or employee received compensation during the Registrant’s last fiscal year.

Executive Compensation - New Executive Officers

The following summary compensation table indicates the cash and non-cash compensation earned from Enerpulse during the fiscal years ended December 31, 2012 and December 31, 2011 by the named executive officers of Enerpulse.

Summary Compensation Table

Name and Principal Position	Year	Salary		Bonus		Stock Awards	Option Awards(13)		Non-Equity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings		All Other Compensation	Total
Joseph E. Gonnella,	2012	$200,000		$80,000	(1)	-	$49,800	(2)	-	-		-	$329,800
Chief Executive Officer	2011	$132,615	(3)	-		-	-		-	-		-	$132,615
Louis S. Camilli,	2012	$150,000		$60,000	(4)	-	$33,470	(5)	-	-		-	$243,470
President, Secretary and
Chief Technology Officer	2011	$132,692		-		-	-		-	$21,154	(6)	-	$153,846
Bryan C. Templeton,	2012	$120,000		$41,400	(7)	-	$7,983	(8)	-	-		-	$169,383
Chief Financial Officer	2011	$120,000		-		-	-		-	-		-	$120,000
Charles Stewart,	2012	-		-		-	$15,660	(9)	-	$18,000	(10)	-	$33,660
Former Chief Executive
Officer	2011	$17,524	(11)	-		-	-		-	$21,538	(12)	-	$39,062

(1)	Mr. Gonnella earned a cash bonus of $80,000 based on performance metrics he achieved in 2012. The bonus payment was made in 2013.

(2)	Under the Enerpulse incentive plan, on December 1, 2012, Mr. Gonnella was granted options to purchase 600,000 shares of Enerpulse common stock at an exercise price of $0.09 per option. The options have a ten year term and vest ratably over three years beginning with the first anniversary of the grant. In addition in July 2012, options to purchase 600,000 shares of Enerpulse common stock granted in April 2011 were modified to reduce the exercise price to $0.09 per option.

(3)	Represents Mr. Gonnella’s salary from his hiring in May 2011 through December 31, 2011.

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(4)	Mr. Camilli earned a cash bonus of $60,000 based on performance metrics he achieved in 2012. The bonus payment was made in 2013.

(5)	Under the Enerpulse incentive plan, on December 1, 2012, Mr. Camilli was granted options to purchase 300,000 shares of Enerpulse common stock at an exercise price of $0.10 per option. The options have a ten year term and vest ratably over three years beginning with the first anniversary of the grant. In addition in July 2012, options to purchase 1,275,500 shares of Enerpulse common stock granted in August 2010 and December 2011 were modified to reduce the exercise price to $0.09 per option.

(6)	In 2011, Mr. Camilli agreed to defer $21,154 of his salary pursuant to Enerpulse’s 2011 Non-Qualified Deferred Compensation Plan. Under this plan, Mr. Camilli shall receive this portion of his 2011 compensation upon the consummation of a change of control as defined under the plan.

(7)	Mr. Templeton earned a cash bonus of $41,400 based on performance metrics he achieved in 2012. The bonus payment was made in 2013.

(8)	Under the Enerpulse incentive plan, on January 19, 2012, Mr. Templeton was granted options to purchase 100,000 shares of Enerpulse common stock at an exercise price of $0.10 per option. The options have a ten year term and vest ratably over three years beginning with the first anniversary of the grant. In addition in July 2012, options to purchase 175,000 shares of Enerpulse common stock granted in June 2008 and August 2010 were modified to reduce the exercise price to $0.09 per option.

(9)	In July 2012, options to purchase 660,000 shares of Enerpulse common stock granted in April 2010 and January 2012 were modified to reduce the exercise price to $0.09 per option.

(10)	In connection with Mr. Stewart’s resignation from Enerpulse, Enerpulse’s board approved the acceleration of the payment of $18,000 in deferred compensation from 2010 and 2011 which were paid in 2012. Under the terms of the 2011 Non-Qualified Deferred Compensation Plan, such amounts were originally to be paid upon the consummation of a change of control as defined under the plan.

(11)	Represents Mr. Stewart’s salary from January 2011 until his resignation in May 2011.

(12)	In 2011, Mr. Stewart agreed to defer $21,534 of his salary pursuant to Enerpulse’s 2011 Non-Qualified Deferred Compensation Plan. In connection with Mr. Stewart’s resignation from Enerpulse, Enerpulse’s board approved the acceleration of the payment of $7,140 of this amount in 2011 subsequent to his resignation. Under the terms of the 2011 Non-Qualified Deferred Compensation Plan, such amounts were originally to be paid upon the consummation of a change of control as defined under the plan.

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(13)	The amount of the option award is consistent with the estimate of aggregate compensation cost to be recognized over the service period determined as of the grant date under FASB ASC Topic 718, excluding the effect of estimated forfeitures. Amounts also include the incremental fair value recognized for any modifications in July 2012 to the exercise price of previously granted stock options. Refer to footnote 12 in Enerpulse’s audited financial statements for the disclosure of all assumptions utilized in the determination of grant date fair value.

Potential Payments Upon Termination or Change-in-Control

SEC regulations state that we must disclose information regarding agreements, plans or arrangements that provide for payments or benefits to our named executive officers in connection with any termination of employment or change in control of the Company.

Prior to the closing of the Merger, there were no agreements, plans or arrangements between the Company and its sole director and executive officer named above that would have provided for any such payments or benefits to such named executive officer upon a termination of employment or change of control of the Company.

Prior to the closing of the Merger, pursuant to the terms of an executive employment agreement between Louis S. Camilli and Enerpulse if Mr. Camilli is terminated without cause, in accordance with Enerpulse policy, he will be entitled to severance commensurate with his length of service and experience as determined by the Board’s compensation committee. As of the Effective Time of the Merger, the Company is assuming Mr. Camilli’s employment agreement.

Under the terms of a stock buyout agreement between Enerpulse and Mr. Camilli, Enerpulse has the option, but is not obligated, to purchase all or any portion of Mr. Camilli’s shares if he is terminated for cause. If Enerpulse exercises the buyback option, it shall pay Mr. Camilli the fair market value for the shares being purchased by delivering a promissory note for the purchase price.

Pursuant to Enerpulse’s 2011 Non-Qualified Deferred Compensation Plan, upon a change of control, Enerpulse is required to pay Louis S. Camilli $42,307.76 in deferred compensation from the fiscal years 2010 and 2011.

Other than as described above, prior to the closing of the Merger, there were no other agreements, plans or arrangements between Enerpulse and any of its other named executive officers that would have provided for any such payments or benefits to such named executive officer upon a termination of employment or change of control of Enerpulse.

Reference is made to the full text of the employment agreement, stock buyout agreement and non-qualified deferred compensation plan, which are attached hereto as Exhibits 10.3, 10.4 and 10.7 and are incorporated by reference herein.

Employment Agreements

In October 2004, Enerpulse, Inc. entered into an executive employment agreement with Mr. Camilli to serve as its President and Chairman of the Board with an annual salary in 2004 of $99,996. The employment agreement does not have a termination date. As of February 2009, Mr. Camilli no longer served as Chairman of the Board or a director of Enerpulse, Inc.

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Under the agreement, Mr. Camilli is also entitled to receive an annual discretionary cash bonus, which will be paid based on Mr. Camilli’s achievement of certain sales, profit and/or other agreed upon management objectives. Mr. Camilli is eligible to participate in our equity incentive plan with grants and vesting schedules as determined by the Board from time to time. As discussed above, Mr. Camilli is also entitled to receive severance upon a termination of his employment for cause and deferred compensation payments upon a change in control.

Enerpulse does not have any employment agreements with any of its other officers.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
AND DIRECTOR INDEPENDENCE

Certain Relationships and Transactions

There are no family relationships between any of our former directors or executive officers and new directors or new executive officers. None of the new directors and executive officers were directors or executive officers of the Company prior to the Closing of the Merger, nor did any hold any position with the Company prior to the Closing of the Merger, nor have been involved in any material proceeding adverse to the Company or any transactions with the Company or any of its directors, executive officers, affiliates or associates that are required to be disclosed pursuant to the rules and regulations of the SEC.

Review, Approval or Ratification of Transactions with Related Persons

As we have not adopted a Code of Ethics, we rely on our board to review related party transactions on an ongoing basis to prevent conflicts of interest. Our board reviews a transaction in light of the affiliations of the director, officer or employee and the affiliations of such person’s immediate family. Transactions are presented to our board for approval before they are entered into or, if this is not possible, for ratification after the transaction has occurred. If our board finds that a conflict of interest exists, then it will determine the appropriate remedial action, if any. Our board approves or ratifies a transaction if it determines that the transaction is consistent with the best interests of the Company.

Related Party Transactions

Cancellation of Shares

On September 4, 2013, immediately prior to the Merger, Matthew C. Lipton, one of our former officers and former shareholders surrendered 9,500,000 shares of our common stock for cancellation.

Issuance of Shares in Merger to Affiliates and Related Parties

As a result of his ownership of 4,529,763 shares of Enerpulse immediately prior to the closing of the Merger, Louis S. Camilli became entitled to receive an aggregate of 450,436 shares of the Company’s common stock upon the closing of the Merger.

Upon consummation of the Merger the following affiliates and related parties received shares of the Company’s common stock:

•	the SAIL Entities received an aggregate of 4,254,876 shares as consideration for 42,788,726 shares of common stock of Enerpulse;

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•	Altira Technology Fund IV LP received an aggregate of 1,171,475 shares as consideration for 11,780,823 shares of common stock of Enerpulse; and

•	Boeckmann Family Revocable Trust received an aggregate of 450,584 shares as consideration for 4,531,250 shares of common stock of Enerpulse.

Camilli Note

On May 1, 2012, the Company loaned $198,821.88 to Louis S. Camilli. Interest on the note accrues at the Applicable Federal Rate index, adjusted quarterly, beginning on the date of issuance of the note. The note is payable in full on May 1, 2018. Mr. Camilli may prepay all or any part of the note at any time without penalty. The Company has the right to accelerate the outstanding principal and accrued and unpaid interest on the note if Mr. Camilli defaults on making any payment due under the note. Currently the outstanding principal and accrued and unpaid interest on the note is $200,071.88. To date, Mr. Camilli has not made any payments under the note.

Camilli Warrant

On December 16, 2011, Louis S. Camilli purchased from Enerpulse 312,500 shares of Series C preferred stock and a warrant to purchase up to 156,250 shares of Enerpulse common stock for an aggregate purchase price of $198,821.88, which Mr. Camilli paid to the Company by issuance of the note described above. Following the consummation of the Merger, Mr. Camilli’s warrant will remain outstanding and he will have the right to exchange the existing warrant for a substantially similar warrant issued by the Company. The warrant will be exercisable for 15,537 shares of Company common stock at an exercise price of $6.3976 and will expire on December 31, 2016. The warrant may also be exercised on a cashless basis if the fair market value of one share of common stock on the calculation date is greater than the exercise price of the warrant. Fair market value for one share of common stock shall be equal to the average of the closing bid and asked prices of the common stock quoted on the OTCQB for the five trading days prior to the calculation date. The shares issuable upon exercise of the warrant are subject to adjustment for stock splits, stock dividends, reclassifications, reorganizations or other changes of the outstanding securities of the Company.

Warrants Held by 5% or Greater Stockholders

The SAIL Entities, Altira Technology Fund IV LP and Boeckmann Family Irrevocable Trust each hold warrants issued by Enerpulse that will be exchangeable into warrants issued by the Company to purchase our common stock. The SAIL Entities hold Series B warrants convertible into 515,944 shares of our common stock, Series C warrants convertible into 328,218 shares of our common stock and Series D warrants convertible into 382,997 shares of our common stock. Altira Technology Fund IV LP holds a Series A warrant convertible into 33,823 shares of our common stock and a Series D warrant convertible into 45,058 shares of our common stock. Boeckmann Family Irrevocable Trust holds a Series D warrant convertible into 225,292 shares of our common stock. Certain material terms of the Series A, B, C and D warrants are described in below in the section entitled “Description of Securities—Outstanding Options, Warrants and Convertible Securities”.

2013 Company Incentive Plan

As of the Effective Time of the Merger, our Board of Directors approved and adopted the L2 Medical Development Company 2013 Equity Incentive Plan (the “Plan”), and authorized management to submit the Plan to our stockholders for approval.

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The proposed Plan permits us to grant a variety of forms of awards, including stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares, performance units and dividend equivalent rights, to allow us to adapt our incentive compensation program to meet our needs. The number of shares of our common stock that may be issued under the Plan to employees, directors and/or consultants in such awards is 1,500,000 shares. Our Board of Directors currently serves as the administrator of the Plan. As of the date of this Current Report on Form 8-K, stock options to purchase an aggregate of 491,179 shares of our common stock (which options were granted in substitution of options terminated by Enerpulse immediately prior to the Merger) have been granted under the Plan.

Freepoint Marketing Agreement

On August 16, 2013 Enerpulse entered into a marketing agreement with Freepoint granting Freepoint the exclusive right to market and sell its PCI plugs designed for natural gas fueled IC engines in the North American market for stationary natural gas fueled IC engines. The agreement may be terminated by either party after two years by providing 180 days prior written notice.

The agreement provides for various events of default, including: the failure to pay amounts due under the agreement, the failure to perform material obligations, the breach of any representations and warranties in any material respect; the bankruptcy of a party, a merger, consolidation or transfer of substantially all the assets of a party and, with respect to Enerpulse, the claim by any third party that Freepoint’s use or sale of the Enerpulse products violate any intellectual property rights of the third party. Upon the occurrence of an event of default, the non-defaulting party may, at its option, terminate the agreement or suspend its performance under the agreement.

Director Independence

During the year ended December 31, 2012, we did not have any independent directors on our board. We evaluate independence by the standards for director independence established by applicable laws, rules, and listing standards including, without limitation, the standards for independent directors established by The New York Stock Exchange, Inc., the NASDAQ National Market, and the Securities and Exchange Commission.

Subject to some exceptions, these standards generally provide that a director will not be independent if (a) the director is, or in the past three years has been, an employee of ours; (b) a member of the director’s immediate family is, or in the past three years has been, an executive officer of ours; (c) the director or a member of the director’s immediate family has received more than $120,000 per year in direct compensation from us other than for service as a director (or for a family member, as a non-executive employee); (d) the director or a member of the director’s immediate family is, or in the past three years has been, employed in a professional capacity by our independent public accountants, or has worked for such firm in any capacity on our audit; (e) the director or a member of the director’s immediate family is, or in the past three years has been, employed as an executive officer of a company where one of our executive officers serves on the compensation committee; or (f) the director or a member of the director’s immediate family is an executive officer of a company that makes payments to, or receives payments from, us in an amount which, in any twelve-month period during the past three years, exceeds the greater of $1,000,000 or two percent of that other company’s consolidated gross revenues.

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LEGAL PROCEEDINGS

On March 15, 2013, Enerpulse filed a complaint against Federal-Mogul WorldWide, Inc. and Federal Mogul Corporation, or Federal-Mogul, in Second Judicial District Court, County of Bernalillo, New Mexico alleging Federal-Mogul’s misappropriation of trade secrets disclosed to them under a confidentiality agreement and seeking monetary damages in an unspecified amount, exemplary damages, reasonable attorney’s fees, assignment of any patents (including foreign patents) and pending patent applications based on Enerpulse’s trade secrets and an injunction against Federal-Mogul for any continued use or disclosure of the trade secrets and any representations to third parties by Federal-Mogul regarding its ownership of the trade secrets. Settlement discussions are underway between the parties based on settlement terms proposed by Federal Mogul on August 28, 2013 to our suit.

MARKET PRICE OF AND DIVIDENDS ON COMMON EQUITY
AND RELATED SHAREHOLDER MATTERS

Market Information

Our common stock is currently listed for trading on OTCQB under the Symbol: “ENPT.” There is currently no market for our common stock, and no shares of our common stock have traded on the OTCQB to date.

Holders

Prior to the Merger and after giving effect to the cancellation of the 9,500,000 shares of common stock surrendered by Matthew C. Lipton, there were approximately 567 shareholders of record of our common stock based upon the shareholders’ listing provided by our transfer agent. Our transfer agent is Securities Transfer Corporation, 2591 Dallas Parkway, Suite 102, Frisco, Texas 75034; and its phone number is: (469) 633-0101.

Dividends

We have never paid cash dividends on our common stock. We intend to keep future earnings, if any, to finance the expansion of our business, and we do not anticipate that any cash dividends will be paid in the foreseeable future. Our future payment of dividends will depend on our earnings, capital requirements, expansion plans, financial condition and other relevant factors that our board of directors may deem relevant. Our retained earnings deficit currently limits our ability to pay dividends.

Securities Authorized for Issuance Under Equity Compensation Plans

We had not adopted any equity compensation plan as of the end of our last completed fiscal year on December 31, 2012.

As of the Effective Time of the Merger, our Board of Directors approved and adopted the L2 Medical Development Company 2013 Equity Incentive Plan (the “Plan”), and authorized management to submit the Plan to our stockholders for approval.

The proposed Plan permits us to grant a variety of forms of awards, including stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares, performance units and dividend equivalent rights, to allow us to adapt our incentive compensation program to meet our needs. The number of shares of our common stock that may be issued under the Plan to employees, directors and/or consultants in such awards is 1,500,000 shares. Our Board of Directors currently serves as the administrator of the Plan. As of the date of this Current Report on Form 8-K, stock options to purchase an aggregate of 491,179 shares of our common stock (which options were issued in substitution of options terminated by Enerpulse immediately prior to the Merger) have been granted under the Plan.

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RECENT SALES OF UNREGISTERED SECURITIES

Reference is made to Item 3.02 of this Form 8-K for a description of recent sales of unregistered securities, which is hereby incorporated by reference.

DESCRIPTION OF SECURITIES

The following information describes our capital stock and provisions of our articles of incorporation and our bylaws, all as in effect upon the Closing of the Merger. This description is only a summary. You should also refer to our articles of incorporation and bylaws which have been incorporated by reference or filed with the Securities and Exchange Commission as exhibits to this Form 8-K.

General

Our authorized capital stock consists of 100,000,000 shares of common stock at a par value of $0.001 per share, of which 530,612 shares were issued and outstanding immediately prior to the Closing of the Merger, and after giving effect to the cancellation of the 9,500,000 shares of common stock surrendered by Matthew C. Lipton and 10,000,000 shares of preferred stock at a par value of $0.001 per share, none of which were issued and outstanding immediately prior to the Closing of the Merger.

Common Stock

The holders of Common Stock are entitled to one vote per share. They are not entitled to cumulative voting rights or preemptive rights. The holders of Common Stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of legally available funds. However, the current policy of our Board of Directors is to retain earnings, if any, for operations and growth. Upon liquidation, dissolution or winding-up, the holders of Common Stock are entitled to share ratably in all assets that are legally available for distribution after payment in full of any preferential amounts. The holders of Common Stock have no subscription, redemption or conversion rights. The rights, preferences and privileges of holders of Common Stock are subject to, and may be adversely affected by, the rights of the holders of any series of preferred stock, which may be designated solely by action of the Board of Directors and issued in the future. All outstanding shares of common stock are duly authorized, validly issued, fully paid and non-assessable.

Preferred Stock

Our Board of Directors is authorized to create and issue from time to time, without stockholder approval, up to an aggregate of 10,000,000 shares of Preferred Stock in one or more class or series and to fix or alter the designation, voting powers, preferences and relative rights and any qualifications, limitations or restrictions of the shares of each class or series. The Board of Directors has not authorized the issuance of any class or series of Preferred Stock to date.

We may issue our Preferred Stock in ways that may affect the voting and other rights of the holders of our Common Stock. The issuance of our Preferred Stock with voting and conversion rights also may adversely affect the voting power of the holders of our Common Stock, including the loss of voting control to others.

Outstanding Options, Warrants and Convertible Securities

Options

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In connection with the Merger, each outstanding equity option to purchase an Enerpulse common stock will be exchanged for an option to purchase 0.099439 shares of our common stock under the Plan.  Immediately prior to Closing, there were options to purchase 4,939,500 shares of Enerpulse common stock outstanding, of which 2,128,832 were fully vested as of Closing.  This will result in the issuance of options to purchase 491,179 shares of the Company’s common stock (211,689 fully vested at issuance) at prices ranging from $0.9051 per share to $1.0057 per share.

Camilli Warrant

In December 16, 2011, Enerpulse issued Louis S. Camilli a warrant to purchase common stock of Enerpulse, which warrant will remain outstanding following the consummation of the Merger. Please see the section entitled “Related Party Transactions” for a description of this warrant.

Outstanding Enerpulse Warrants

Following the consummation of the Merger, warrants held by various former stockholders of Enerpulse, which are now stockholders of the Company, will remain outstanding and each warrant holder shall have the right to exchange the existing warrant for a substantially similar warrant issued by the Company.

Series A, B, C and D Warrants

Enerpulse issued warrants on January 20, 2004, February 26, 2010, May 24, 2011, October 31, 2012 and March 31, 2013 in connection with the sale of Series A, Series B, Series C and two tranches of Series D preferred stock of Enerpulse, respectively. New warrants issued by the Company in exchange for the outstanding warrants will be exercisable for an aggregate of 1,730,101 shares of our common stock as follows:

•	Series A warrants to purchase 35,514 shares of our common stock at an exercise price equal to $5.63;

•	Series B warrants to purchase 515,944 shares of our common stock at an exercise price equal to $2.01;

•	Series C warrants to purchase 437,624 shares of our common stock at an exercise price equal to $2.74; and

•	Series D warrants to purchase 734,452 shares of our common stock at an exercise price equal to $2.66 with an expiration date of December 31, 2017.

The Series A, B and C warrants do not have an expiration date. The Series D warrants provide for automatic exercise on their expiration date.

The Series A warrants may be exercised on a cashless basis at any time at the option of the warrantholder.

The Series B, C and D warrants may be exercised on a cashless basis if the fair market value of one share of common stock on the calculation date is greater than the exercise price of the warrant. Fair market value for one share of common stock shall be equal to the average of the closing bid and asked prices of the common stock quoted on the OTCQB for the five trading days prior to the calculation date.

The shares issuable upon exercise of the warrants are subject to adjustment for stock splits, stock dividends, reclassifications, reorganizations or other changes of the outstanding securities of the Company.

Silicon Valley Bank Warrant

On December 14, 2011 Enerpulse issued a warrant to Silicon Valley Bank, or SVB, in connection with a term loan extended by SVB under a loan and security agreement. Following the consummation of the Merger, the SVB warrant will be exercisable for 6,566 shares of our common stock at an exercise price of $2.28 with an expiration date of December 14, 2021. The warrant may be exercised on a cashless basis if the fair market value of our common stock is greater than the exercise price of the warrant. Fair market value for each share of common stock shall be the closing price reported for a share of our common stock on the business day immediately before the date of delivery of an exercise notice.

The shares issuable upon exercise of the warrant are subject to adjustment for stock splits, stock dividends, reclassifications, reorganizations or other changes of the outstanding securities of the Company.

Freepoint Warrant

On August 16, 2013, Enerpulse entered into a convertible note purchase agreement with Freepoint, pursuant to which Enerpulse agreed to issue and sell, and Freepoint agreed to purchase, a senior convertible promissory note in the principal amount of $1,750,000 and a warrant to purchase common stock. Freepoint fully converted the note on September 5, 2013 but the warrant remains outstanding.

The warrant becomes exercisable on the date Enerpulse completes an initial public offering and expires on July 1, 2016. The warrant is exercisable for 87,500 shares of our common stock. If securities other than common stock are issued by Enerpulse in the public offering, the per share public offering price shall be the fair market value of one share of common stock as of the date of such offering as determined by agreement between Enerpulse and Freepoint. The exercise price of the warrant is equal to 120% of the per share public offering price. The warrant may also be exercised on a cashless basis if the fair market value of one share of common stock on the calculation date is greater than the exercise price of the warrant. Fair market value for one share of common stock shall be equal to the average of the closing bid and asked prices of the common stock quoted on the OTCQB for the five trading days prior to the calculation date. The shares issuable upon exercise of the warrant are subject to adjustment for stock splits, stock dividends, reclassifications, reorganizations or other changes of the securities into which the warrant becomes exercisable.

Registration Rights

If at any time after the Freepoint warrant becomes exercisable, Enerpulse proposes to register any of its securities, Freepoint shall have the right to request that all or any part of the shares issuable upon exercise of the warrant be included in the registration.

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CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

Reference is made to the disclosure set forth in our Current Report on Form 8-K filed with the SEC on July 24, 2013, as amended on July 29, 2013, which disclosure is incorporated herein by reference.

Reference is made to the disclosure set forth in Item 4.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

Reference is made to the financial statements and supplementary data included in Exhibits 99.1(a) and (b) and the narrative in Item 9.01(b), which are incorporated herein by reference.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Nevada Law

Section 78.7502 of the Nevada Revised Statutes (“NRS”) permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he:

(a)	is not liable pursuant to NRS 78.138, or

(b)	acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

In addition, NRS 78.7502 permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he:

(a)	is not liable pursuant to NRS 78.138; or

(b)	acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation.

To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter, the corporation is required to indemnify him against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.

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NRS 78.752 allows a corporation to purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the corporation has the authority to indemnify him against such liability and expenses.

Other financial arrangements made by the corporation pursuant to NRS 78.752 may include the following:

(a)	the creation of a trust fund;

(b)	the establishment of a program of self-insurance;

(c)	the securing of its obligation of indemnification by granting a security interest or other lien on any assets of the corporation; and

(d)	the establishment of a letter of credit, guaranty or surety.

No financial arrangement made pursuant to NRS 78.752 may provide protection for a person adjudged by a court of competent jurisdiction, after exhaustion of all appeals, to be liable for intentional misconduct, fraud or a knowing violation of law, except with respect to the advancement of expenses or indemnification ordered by a court.

Any discretionary indemnification pursuant to NRS 78.7502, unless ordered by a court or advanced pursuant to an undertaking to repay the amount if it is determined by a court that the indemnified party is not entitled to be indemnified by the corporation, may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

(a)	by the shareholders;

(b)	by the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

(c)	if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion, or

(d)	if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

Charter Provisions and Other Arrangements of the Registrant

Pursuant to the provisions of the NRS, the Registrant has adopted the following provisions in its Articles of Incorporation and its amended and restated bylaws for its directors and officers:

Articles – The Registrant’s Articles of Incorporation provide that the liability of directors and officers of the Corporation shall be eliminated or limited to the fullest extent permitted by the NRS.

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Bylaws – The Registrant’s amended and restated bylaws provide that it shall indemnify any director or officer to the fullest extent authorized by the laws of the State of Nevada. The amended and restated bylaws further provide that the Registrant shall pay the expenses incurred by an officer or director (acting in his capacity as such) in defending any action, suit or proceeding in advance of the final disposition of such action, suit or proceeding, subject to the delivery to us by or on behalf of such director or officer of an undertaking to repay the amount of such expenses if it shall ultimately be determined that he or she is not entitled to be indemnified by us as authorized in our bylaws or otherwise.

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SECTION 3 - SECURITIES AND TRADING MARKETS

Item 3.02.	Unregistered Sales of Equity Securities.

As more fully described in Item 2.01 above, in connection with the Merger, on the Closing Date, we issued a total of 9,931,628 (including shares of the Company’s common stock reserved for issuance upon exercise of warrants and options) shares of our common stock to the former shareholders of Enerpulse. Reference is made to the disclosures set forth under Item 2.01 of this Form 8-K, which disclosures are incorporated herein by reference.

The issuance of the common stock to the former shareholders of Enerpulse pursuant to the Merger Agreement was exempt from registration in reliance upon Regulation D and/or Regulation S of the Securities Act as the investors are “accredited investors,” as such term is defined in Rule 501(a) under the Securities Act and in offshore transactions (as defined in Rule 902 under Regulation S of the Securities Act), such determination based upon representations made by such investors.

SECTION 4 - MATTERS RELATED TO ACCOUNTANT AND FINANCIAL STATEMENTS

Item 4.01.	Changes in Registrant’s Certifying Accountant.

(a) Dismissal of Independent Certifying Accountant

Effective September 4, 2013, Goldman Accounting Services CPA, PLLC (“Goldman”) was dismissed as the Company’s independent registered public accounting firm. On September 4, 2013, the Company completed a reverse acquisition with Enerpulse, which became the operations of the Company and the accounting acquirer on a going forward basis.

The dismissal of Goldman as the independent registered public accounting firm was approved by the Company’s Board of Directors.

During the period from July 24, 2013 to September 4, 2013, the date of dismissal, (i) there were no disagreements with Goldman on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Goldman would have caused it to make reference to such disagreement in its reports; and (ii) there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

The Company has provided Goldman with a copy of the foregoing disclosures and requested that Goldman furnish the Company with a letter addressed to the SEC stating whether or not it agrees with the above statements. A copy of such letter is filed as Exhibit 16.1 to this Current Report on Form 8-K.

(b) Engagement of Independent Certifying Accountant

Effective September 4, 2013, the Board of Directors of the Company engaged GHP Horwath, P.C. (“GHP”) as its independent registered public accounting firm to audit the Company’s financial statements for the fiscal year ending December 31, 2013. GHP is the independent registered public accounting firm for Enerpulse, and its report on the financial statements of Enerpulse as of December 31, 2012 and 2011 and for the periods then ended are included in this Current Report on Form 8-K.

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During each of the Company’s two most recent fiscal years and through the interim periods preceding the engagement of GHP, the Company (a) has not engaged GHP as either the principal accountant to audit the Company’s financial statements, or as an independent accountant to audit a significant subsidiary of the Company and on whom the principal accountant is expected to express reliance in its report; and (b) has not consulted with GHP regarding (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and no written report or oral advice was provided to the Company by GHP concluding there was an important factor to be considered by the Company in reaching a decision as to an accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K or a reportable event, as that term is described in Item 304(a)(1)(v) of Regulation S-K.

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.01.	Changes in Control of Registrant.

As more fully described in Item 2.01 above, incorporated herein by reference, on September 4, 2013, we closed the Merger. As a result of the Merger, the Enerpulse Shareholders acquired 93.5% of our issued and outstanding common stock, Enerpulse became our wholly-owned subsidiary, and the Registrant acquired the business and operations of Enerpulse.

Item 5.02.      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Merger and as contemplated by the Merger Agreement, at the effective time of the Merger, Michael C. Hammons was appointed to the Registrant’s Board of Directors.

In connection with the Merger and as contemplated by the Merger Agreement, at the effective time of the Merger, Matthew C. Lipton, our sole director, submitted his resignation letter pursuant to which he resigned immediately from all offices of the Registrant that he holds and from his position as our director effective ten days following our filing of a Schedule 14F-1 with the SEC and mailing the Schedule 14F-1 to our registered stockholders. This departure was as contemplated by the Merger Agreement and not as a result of any disagreements with the Registrant on any manner relating to the Registrant’s operations, policies, or practices.

On September 4, 2013, immediately after the effective time of the Merger, the Board appointed Joseph E. Gonnella as Chief Executive Officer, Louis S. Camilli as President, Secretary and Chief Technology Officer and Bryan C. Templeton as Chief Financial Officer and Treasurer.

We are not aware of any transaction relating to Messrs. Gonnella, Camilli or Templeton that would require disclosure under Item 404(a) of Regulation S-K promulgated under the Securities Act and that is not disclosed herein. Reference is made to the disclosure set forth under the heading “Directors and Executive Officers—Biographies” in Item 2.01 of this Current Report on Form 8-K, which is incorporated into this Item 5.02 by reference.

Item 5.03.     Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

We filed a certificate of merger to effect the merger of our wholly owned subsidiary, Enerpulse Merger Sub, Inc., with and into Enerpulse, Inc. (the operating company), effective September 4, 2013.

On September 4, 2013, our Board of Directors approved the amendment and restatement of our bylaws.

The following discussion briefly summarizes some of the significant differences between our prior bylaws (the “Prior Bylaws”) and the amended and restated bylaws (the “Amended and Restated Bylaws”), and is qualified in its entirety by reference to the full text of the Amended and Restated Bylaws included as Exhibit 3.4 to this Current Report on Form 8-K.

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Special Meetings of Stockholders - The Prior Bylaws provide that special meetings of the stockholders may be called by our Chairman of the Board, the President, the Board of Directors, or at the request of the holders of not less than 30% of all of our outstanding shares entitled to vote on any issue at the meeting. The Amended and Restated Bylaws provide that special meetings may be called by our President, a majority of the Board of Directors, or at the request of the holders of not less than a majority of all of our outstanding shares entitled to vote on any issue at the meeting.

Action by Stockholders in Lieu of a Meeting - The Prior Bylaws provide that any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if written consents are signed by stockholders holding the minimum number of votes necessary to approve such action at a meeting at which all shares entitled to vote thereon were present and voted. The Amended and Restated Bylaws provide that any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if written consents are signed by stockholders holding a majority of the shares entitled to vote with respect to the subject matter; provided that if applicable law requires a greater proportion of voting power to approve any action, the written consents must be signed by stockholders holding such greater proportion.

Stockholder Proposals and Director Nominations - The Prior Bylaws did not contain any reference to the procedures to be followed if our stockholders wished to put forth a stockholder proposal or propose to the Board of Directors a nominee for director. The Amended and Restated Bylaws provide guidelines relating to both stockholder proposals and director nominations by stockholders.

Number of Directors - The Prior Bylaws provide that the size of our Board of Directors is to be established by a resolution of our Board of Directors so long as the number of directors shall not be less than one. The Amended and Restated Bylaws provide that the number of directors on our Board of Directors is to be established at between one and 10 directors by resolution of the Board of Directors or stockholders.

Removal of Directors - The Prior Bylaws provide that directors may be removed with or without cause (provided that our articles of incorporation do not require that removal only be for cause) by the stockholders holding at least sixty-six and two-thirds percent (66⅔%) of the outstanding capital stock at a special meeting called for that purpose if notice has been given that a purpose of the meeting is to vote on such removal. The Amended and Restated Bylaws provide that any director or the entire Board of Directors may be removed at any time only by the affirmative vote of the holders of sixty-six and two-thirds percent (66⅔%) or more of the outstanding shares of our capital stock entitled to vote generally in the election of directors so long as our articles of incorporation do not provide for cumulative voting for directors or require a larger percentage of voting power.

Electronic Communications - The Amended and Restated Bylaws updates the Prior Bylaws to provide for electronic delivery of notices of meetings of our Board of Directors. This provides our Board of Directors with additional flexibility regarding receiving materials relating to director meetings.

Indemnification – The Prior Bylaws provide that we shall indemnify our directors to the fullest extend provided by law and that we may indemnify our officers to the extent authorized by the Board of Directors. The Amended and Restated Bylaws provide that we shall indemnify any director or officer or former director or officer to the fullest extent permitted by law. The Amended and Restated Bylaws also provide additional detail, including with respect to the types of claims for which such individuals may be indemnified, exceptions to our indemnification requirements, and provisions regarding insurance.

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Amendment - The Prior Bylaws provide that the bylaws may be amended by the majority of the Board of Directors. The Amended and Restated Bylaws provide that the bylaws may be amended by the Board of Directors or by the stockholders.

The Amended and Restated Bylaws include other substantive changes that have not been summarized above, as well as administrative and stylistic changes, and the foregoing description of the Amended and Restated Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended and Restated Bylaws included as Exhibit 3.4 hereto.

Item 5.06.      Change in Shell Company Status.

Reference is made to the Merger under the Merger Agreement, as described in Item 2.01, which is incorporated herein by reference. From and after the closing of the transactions under the Merger Agreement, our primary operations consist of the business and operations of Enerpulse. Accordingly, we are disclosing information about Enerpulse’s business, financial condition, and management in this Form 8-K.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01.      Financial Statements and Exhibits.

Reference is made to the Merger under the Merger Agreement, as described in Item 2.01, which is incorporated herein by reference. As a result of the closing of the Merger, our primary operations consist of the business and operations of Enerpulse. Accordingly, we are presenting the financial statements of Enerpulse as of June 30, 2013 and for the six months ended June 30, 2013 and 2012, and for the years ended December 31, 2012 and 2011 after giving effect to the acquisition of Enerpulse by the Registrant.

(a)	Financial Statements of the Business Acquired

The audited financial statements of Enerpulse as of and for the years ended December 31, 2012 and 2011, and the unaudited financial statements of Enerpulse as of June 30, 2013 and for the six months ended June 30, 2013 and 2012, including the notes to such financial statements, are incorporated herein by reference to Exhibit 99.1(a) and 99.1(b) of this Form 8-K.

(b)	Pro Forma Financial Information

Except as set forth in the paragraph below relating to pro forma per share information, pro-forma statements of operations of the Company for the year ended December 31, 2012 and for the six months ended June 30, 2013, are not presented, as pro forma financial information for these periods would be virtually identical to the historical statements of operations of Enerpulse for each period.

Pro forma loss per share for the year ended December 31, 2012 and for the six months ended June 30, 2013 (considering the retroactive restatement to reflect the new capital structure as a result of the reverse merger) would be $(0.33) and $(0.16), respectively, per share; the pro forma weighted average number of common shares outstanding (basic and diluted) would be 8,215,388 and 9,877,653, respectively for each period presented. The weighted average number of diluted shares outstanding for each period presented would be equal to the weighted average number of basic shares outstanding, as including dilutive shares in the calculation would be anti-dilutive due to the net loss incurred by the Company in both periods.

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Pro forma balance sheet information of the Company as of June 30, 2013 is not presented, as pro forma balance sheet information would be virtually identical to the historical balance sheet of Enerpulse, as of June 30, 2013, adjusted only to reflect the new capital structure as a result of the reverse merger due primarily to the conversion of all outstanding shares of Enerpulse’s convertible redeemable preferred stock (presented outside of permanent equity in Enerpulse’s June 30, 2013 historical financial statements) to shares of common stock. This conversion would result in an increase in Enerpulse’s historical stockholders’ deficit from $(21,099,929) to stockholders’ equity of $711,308. No other significant changes to the historical balance sheet of Enerpulse result from the reverse merger.

(d)	Exhibits

Exhibit Number	Description

2.1	Agreement and Plan of Merger dated September 4, 2013 (incorporated by reference to our Form 8-K filed with the Securities and Exchange Commission on September 10, 2013)

3.1	Articles of Incorporation (incorporated by reference to the Registrant’s Registration Statement on Form 10-12G filed on October 27, 2010)

3.2	Certificate of Correction to Articles of Incorporation (incorporated by reference to the Registrant’s Registration Statement on Form 10-12G filed on October 27, 2010)

3.3	Amendment to Articles of Incorporation (incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q/A filed on August 21, 2013 for the fiscal quarter ended June 30, 2013)

3.4	Amended and Restated Bylaws (incorporated by reference to our Form 8-K filed with the Securities and Exchange Commission on September 10, 2013)

4.1	Form of Enerpulse, Inc. Series A Warrants (incorporated by reference to our Form 8-K filed with the Securities and Exchange Commission on September 10, 2013)

4.2	Form of Enerpulse, Inc. Series B Warrants (incorporated by reference to our Form 8-K filed with the Securities and Exchange Commission on September 10, 2013)

4.3	Form of Enerpulse, Inc. Series C Warrants (incorporated by reference to our Form 8-K filed with the Securities and Exchange Commission on September 10, 2013)

4.4	Form of Enerpulse, Inc. Series D Warrants (incorporated by reference to our Form 8-K filed with the Securities and Exchange Commission on September 10, 2013)

4.5	Warrant dated December 16, 2011 issued by Enerpulse, Inc. to Louis S. Camilli (incorporated by reference to our Form 8-K filed with the Securities and Exchange Commission on September 10, 2013)

4.6	Warrant dated August 16, 2013 issued by Enerpulse, Inc. to Freepoint Commerce Marketing LLC (incorporated by reference to our Form 8-K filed with the Securities and Exchange Commission on September 10, 2013)

4.7	Warrant dated December 14, 2011 issued by Enerpulse, Inc. to Silicon Valley Bank (incorporated by reference to our Form 8-K filed with the Securities and Exchange Commission on September 20, 2013)

10.1	Marketing Agreement effective August 16, 2013 by and between Freepoint Commerce Marketing LLC and Enerpulse, Inc.*

10.2	Letter dated April 27, 2012 from Vision Motor Company to Enerpulse, Inc. (incorporated by reference to our Form 8-K filed with the Securities and Exchange Commission on September 10, 2013)

10.3	Executive Employment Agreement between Enerpulse, Inc. and Louis S. Camilli (incorporated by reference to our Form 8-K filed with the Securities and Exchange Commission on September 10, 2013)

10.4	Stock Buyout Agreement effective January 20, 2004 by and between Enerpulse, Inc. and Louis S. Camilli (incorporated by reference to our Form 8-K filed with the Securities and Exchange Commission on September 10, 2013)

10.5	L2 Medical Development Company 2013 Equity Incentive Plan (incorporated by reference to our Form 8-K filed with the Securities and Exchange Commission on September 10, 2013)

10.6	Form of Restricted Stock Award Agreement (incorporated by reference to our Form 8-K filed with the Securities and Exchange Commission on September 10, 2013)

10.7	Enerpulse, Inc. 2011 Non-Qualified Deferred Compensation Plan (incorporated by reference to our Form 8-K filed with the Securities and Exchange Commission on September 10, 2013)

10.8	Trust Agreement dated as of December 20, 2011 by and between Enerpulse, Inc. and The First National Bank of Santa Fe, as trustee*

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10.9	Form of Indemnification Agreement for Directors of L2 Medical Development Company (incorporated by reference to our Form 8-K filed with the Securities and Exchange Commission on September 10, 2013)

10.10	Indemnity Letter Agreement, dated as of September 4, 2013, between L2 Medical Development Company and Matthew C. Lipton (incorporated by reference to our Form 8-K filed with the Securities and Exchange Commission on September 10, 2013)

10.11	Commercial Lease Agreement dated March 1, 2012 by and between New Mexico Fluid Systems Tech, LLC, as landlord, and Enerpulse, Inc., as tenant*

10.12	Promissory Note dated May 1, 2012 issued by Louis S. Camilli to Enerpulse, Inc. (incorporated by reference to our Form 8-K filed with the Securities and Exchange Commission on September 10, 2013)

10.13	Agreement dated September 5, 2013 by and among LVM, LLC, D. Wood Holdings, LLC, Spark Assembly, LLC and Enerpulse, Inc. (incorporated by reference to our Form 8-K filed with the Securities and Exchange Commission on September 10, 2013)

10.14	Unsecured Note dated September 5, 2013 issued by Enerpulse, Inc. to LVM, LLC (incorporated by reference to our Form 8-K filed with the Securities and Exchange Commission on September 10, 2013)

16.1	Letter of Goldman Accounting Services CPA, PLLC (incorporated by reference to our Form 8-K filed with the Securities and Exchange Commission on September 10, 2013)

21	List of Subsidiaries (incorporated by reference to our Form 8-K filed with the Securities and Exchange Commission on September 10, 2013)

99.1(a)	Audited Financial Statements of Enerpulse, Inc. as of and for the years ended December 31, 2012 and 2011*

99.1(b)	Unaudited Financial Statements of Enerpulse, Inc. as of and for the six months ended June 30, 2013*

*Filed Herewith

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERPULSE TECHNOLOGIES, INC.

Dated: October 18, 2013	/s/ Joseph E. Gonnella
Joseph E. Gonnella
Chief Executive Officer

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